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                                                                   Exhibit 10.34


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                                 LOAN AGREEMENT



                                     BETWEEN




                  BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.,
                  BPP/CAMERON PARK, L.P., AND BPP/RILEY, L.P.,



                                  AS BORROWERS



                            THE LENDERS PARTY HERETO,



                                   AS LENDERS




                                       AND




                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             AS ADMINISTRATIVE AGENT




                         DATED AS OF: NOVEMBER 19, 1999





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                                 LOAN AGREEMENT

         This Loan Agreement (this "AGREEMENT") is entered into as of November 19, 1999, among BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, and BPP/ CAMERON PARK, L.P. and BPP RILEY, L.P., each a California limited partnership (each, a "BORROWER" and collectively, the "BORROWERS"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereof and each lender that becomes a "Lender" after the dates hereof pursuant to Section 11.24(2) (individually, a "LENDER" and, collectively, the "LENDERS"); and General Electric Capital Corporation, ("GECC"), a New York corporation, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                                   ARTICLE 1
                               CERTAIN DEFINITIONS

         Section 1.01 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

                (1) "ACCOUNT PLEDGE" means that certain pledge and security agreement to be executed by the Borrowers in favor of the Administrative Agent (on behalf of the Lenders) with respect to certain deposit accounts more particularly described therein.

                (2) "ACT" means the United States Securities Act of 1933 as amended.

                (3) "ADDITIONAL ADVANCE" means, subject to the terms and provisions of this Agreement, a Loan advance from the Lenders to the Borrowers to provide funding for the Fremont Additional Advance, the La Mancha Lease Acquisition and/or general working capital for the operation of the Projects.

                (4) "ADDITIONAL COSTS" has the meaning set forth in SECTION 2.08(1) hereof.

                (5) "ADJUSTED DEBT" means, for any Person, without duplication, all Debt of such Person PLUS all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which for which such Person would be liable, if such amounts were advanced under the credit facility.

                (6) "ADJUSTED DEBT SERVICE" means the aggregate interest, fixed principal (excluding balloon payments at maturity), and other payments due under the Loan (excluding any payments for real estate taxes and any other revenues or funds that are escrowed with the Administrative Agent) and on any other permitted Adjusted Debt relating to the Projects approved by the Administrative Agent for the period of time for which calculated.

                (7) "ADJUSTED LIBOR RATE" means, for any Interest Period for any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Administrative Agent to be equal to the Libor Base Rate for such Interest Period DIVIDED by 1 minus the Reserve Requirement (if any) for such Interest Period.


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                (8) "ADJUSTED LOAN AMOUNT" has the meaning set forth in SECTION
2.04 hereof.

                (9) "ADJUSTED OPERATING EXPENSES" means, with respect to any period, all Operating Expenses for such period, as determined and adjusted by the Administrative Agent in accordance with its then current audit policies and procedures (but such policies and procedures shall be consistent with, and similar in substance to, the policies and procedures used in connection with the Initial Advance) including, without limitation, adjustments to reflect (a) the greater of (i) actual management fees or (ii) 4% of Operating Revenues and (b) a replacement or capital repair reserve equal to $0.20 per gross square foot per annum.

                (10) "ADJUSTED OPERATING REVENUES" means, with respect to any period, all Operating Revenues for such period, as determined and adjusted by the Administrative Agent in accordance with its then current audit policies and procedures (but such policies and procedures shall be consistent with, and similar in substance to, the policies and procedures used in connection with the Initial Advance), including, without limitation, adjustments to reflect occupancy based on the lesser of (a) actual occupancy and (b) the greater of (i) 90% and (ii) market occupancy.

                (11) "ADVANCE" means each advance of the Loan made by the Lenders to the Borrowers pursuant to, and in accordance with, the terms and conditions of this Agreement, including, the Initial Advance and each Additional Advance, PROVIDED, THAT, in no event shall the aggregate amount of all Advances outstanding at any time exceed the Maximum Loan Amount.

                (12) "ADVANCE DATE" has the meaning set forth in SECTION 2.07(3) hereof.

                (13) "AFFILIATE" means, with respect to any Person (a) any corporation in which such Person or any partner, shareholder, director, officer, member, or manager of such Person directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which such Person or any partner, shareholder, director, officer, member, or manager of such Person is a partner, joint venturer or member, (c) any trust in which such Person or any partner, shareholder, director, officer, member or manager of such Person is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by such Person or any partner, shareholder, director, officer, member or manager of such Person, (e) any partner, shareholder, director, officer, member, manager or employee of such Person or (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of such Person.

                (14) "AGREEMENT" means this Loan Agreement and all exhibits, schedules and joinders, if any, attached thereto, as the same may be amended from time to time.

                (15) "ALLOCATED LOAN AMOUNT" means, with respect to each Project listed on SCHEDULE 3 annexed hereto, the Loan amount set forth in such schedule as being the "ALLOCATED LOAN AMOUNT" for such Project.


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                (16) "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the Prime Rate in effect for such day.

                (17) "ALTERNATE BASE RATE LOANS" means Loans that bear interest at rates based upon the Alternate Base Rate.

                (18) "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the respective signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Loans of such Type are to be made and maintained.

                (19) "APPRAISAL" means an appraisal of the Project or Projects, as the case may be, prepared by an MAI appraiser satisfactory to the Administrative Agent, which appraisal must also (a) satisfy the requirements of Title XI of the Federal Institutional Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder (including the appraiser with respect thereto) and (b) be otherwise in form and substance satisfactory to the Administrative Agent.

                (20) "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance, duly executed by the parties thereto, in substantially the form of EXHIBIT D hereto and consented to by the Administrative Agent in accordance with
SECTION 11.24(2).

                (21) "ASSIGNMENTS OF CONTRACTS" means, collectively, the Assignments of Contracts, Licenses, Permits, Agreements, Warranties and Approvals now or hereafter executed by the Borrowers for the benefit of the Administrative Agent on behalf of the Lenders, and pertaining to an assignment of all of such Person's rights, title and benefits under and otherwise pertaining to the Management Agreement, the Interest Rate Protection Agreement, the P&V Sale Agreements (if any), and all other agreements, license agreements, permits (including, license building and occupancy permits), approvals, operating contracts, trade names, signage agreements and all service, supply and maintenance contracts relating to any Project, unless prohibited by law, together with all amendments, modifications or supplements thereto.

                (22) "ASSIGNMENTS OF RENTS AND LEASES" means, collectively, the Assignments of Rents and Leases, executed by each applicable Borrower for the benefit of the Administrative Agent on behalf of the Lenders, and pertaining to leases and subleases of space in each Project, together with all amendments, modifications or supplements thereto.

                (23) "BANKRUPTCY PARTY" has the meaning set forth in SECTION
9.08 hereof.

                (24) "BASLE ACCORD" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.


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                (25) "BORROWER NET WORTH" means, with respect to the Borrowers, as of any date of determination, the sum, as of such date, of (a) the value of all real property assets owned, directly or indirectly, by the Borrowers (including the Borrowers' interests in BPE and any other Persons which own real property assets, directly or indirectly) other than the value represented in the costs described in clause (c) below, where such value shall be determined by capitalizing GAAP Net Operating Income using a rate of 9.5%, (b) all Cash and Cash Equivalents held by the Borrowers, (c) the aggregate amount of all costs actually incurred by the Borrowers for all construction work or capital repairs made at any of the Projects and Non-Mortgaged Properties (excluding however, any fees or payments made to any Affiliates of the Borrowers) and (d) the value of the equity interests in BPP Retail, LLC indirectly owned by the Key Personnel; LESS, the total outstanding Debt of the Borrowers and its Subsidiaries, in each case as determined according to GAAP.

                (26) "BORROWER PARTY" means any Joinder Party, any Guarantor, BPE, the P&V Owners, any general partner in Borrower, and any general partner in any partnership that is a general partner in Borrower, at any level.

                (27) "BORROWERS' ACCOUNT" has the meaning set forth in SECTION
2.06 hereof.

                (28) "BORROWERS VALUE" means, as of any date of determination, the sum, as of such date, of (a) the value of all real property assets owned, directly or indirectly, by the Borrowers (including the Borrowers' interests in BPE and any other Persons which own real property assets, directly or indirectly) other than the value represented in the costs described in clause
(c) below, where such value shall be determined by capitalizing property GAAP Net Operating Income using a rate of 9.5%, (b) all Cash and Cash Equivalents held by the Borrowers, (c) the aggregate amount of all costs actually incurred by the Borrowers for all construction work or capital repairs made at any of the Projects and Non-Mortgaged Properties (excluding however, any fees or payments made to any Affiliates of the Borrowers) and (d) the value of the equity interests in BPP Retail, LLC indirectly owned by the Key Personnel.

                (29) "BPE" means Burnham Pacific Employees LLC, a Delaware limited liability company.

                (30) "BPOP" means Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership.

                (31) "BPP RETAIL" means BPP Retail, LLC, a Delaware limited liability company.

                (32) "BPPI" means Burnham Pacific Properties, Inc., a Maryland corporation.

                (33) "BUDGET" has the meaning set forth in SCHEDULE 2.1 annexed hereto.

                (34) "BUSINESS DAY" means (a) any day other than a Saturday, a Sunday, or other day on which commercial banks located in the New York City are authorized or required by law to remain closed and (b) in connection with a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or


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a notice by the Borrowers with respect to any such borrowing, payment, prepayment or Conversion, the term "Business Day" shall also exclude a day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                (35) "CAMERON" means BPP/Cameron Park, L.P., a California Limited Partnership.

                (36) "CAPITAL IMPROVEMENT COSTS" means all costs incurred and paid for by Borrowers in connection with replacements, renovations, capital repairs, expansions made to and other capital expenditures incurred in connection with any Project (including, without limitation, repairs to the structural components, roofs, building systems, parking lots, lobby and common area renovations, tenant improvement costs and allowances).

                (37) "CASH AND CASH EQUIVALENTS" means (a) cash, (b) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (c) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Group, Inc. or P-1 (or better) by Moody's Investor Services, Inc.; PROVIDED, THAT, the maturities of such Cash and Cash Equivalents shall not exceed one year.

                (38) "CASH ON CASH RETURN" means, as of the date of any calculation, the ratio, expressed as a percentage, of (a) annualized Net Operating Income, to (b) the outstanding principal balance of the Loans.

                (39) "CHASE LOAN FACILITY" means, collectively, that certain (a) unsecured credit facility in the original maximum principal amount of $270,000,000 made available to the JV Entities pursuant to that certain Credit Agreement, dated as of June 14, 1999, among the JV Entities, as borrowers, The Chase Manhattan Bank, as administrative agent for itself and on behalf of certain financial institutions party thereto, The First National Bank of Chicago, as syndication agent and Chase Securities Inc., as book manager and sole arranger, and (b) secured credit facility in the original maximum principal amount of $171,000,000 made available to BPP Retail pursuant to that certain Credit Agreement, dated as of June 14, 1999, among BPP Retail, as borrower, The Chase Manhattan Bank, as administrative agent for itself and on behalf of certain financial institutions party thereto and Chase Securities Inc., as book manager and sole arranger.

                (40) "CLOSING DATE" means the date hereof.

                (41) "CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

                (42) "COMMITMENTS" means collectively, the Revolving Loan Commitments and the Term Loan Commitments.


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                (43) "CONSOLIDATED EBITDA" means, with respect to the Borrowers for any fiscal period, (a) the consolidated net income determined in accordance with GAAP (excluding extraordinary or unusual and non-recurring items) of such Person and its Subsidiaries for the applicable period PLUS (b) all Consolidated Interest Expense, consolidated income tax expense, consolidated depreciation and amortization (including amortization of any goodwill or other intangibles) for the period, PLUS, to the extent deducted from income to determine consolidated net income, BPPI preferred stock dividends and distributions paid by BPOP to its limited partners. "Consolidated EBITDA" shall be measured as to the last four
(4) completed quarters on a trailing four (4) quarters basis.

                (44) "CONSOLIDATED FIXED CHARGES" means, with respect to the Borrowers and its Subsidiaries, for any fiscal period, the sum of (a) Consolidated Interest Expense, (b) the aggregate of all required scheduled principal payments (other than balloon payments due at maturity) of the Borrowers and its Subsidiaries with respect to the Debt of any of them for such period determined on a consolidated basis in accordance with GAAP, and shown on the Borrowers' quarterly financial statements, and (c) the aggregate of all scheduled payments on the Borrowers' or any of its Subsidiaries' preferred stock or any other type of preferred equity issued by such Person (including, without limitation, any preferred distributions or dividends issued by BPOP), as applicable.

                (45) "CONSOLIDATED INTEREST EXPENSE" means, for any fiscal period, the total interest expense of the Borrowers for such period and shown on the Borrowers' quarterly financial statements determined on a consolidated basis in accordance with GAAP (excluding amortization of paid deferred costs, discounts or premiums, if any, and including interest expense attributable to capital leases in accordance with GAAP and all interest payments made by the Borrowers under the Loan based on the Contract Rate).

                (46) "CONSOLIDATED LOAN TO VALUE RATIO" means with respect to the Borrowers and its Subsidiaries, as of any date of determination, the ratio expressed as a percentage of (a) the total Debt of the Borrowers and its Subsidiaries (including all amounts outstanding under the Loans) to (b) the Borrowers Value.

                (47) "CONTINUE" "CONTINUATION" and "CONTINUED" refer to the continuation pursuant to SECTION 2.02 of a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.

                (48) "CONTRACT RATE" has the meaning set forth in SECTION 2.02 hereof.

                (49) "CONTROL" means having (either directly or indirectly) primary responsibility to make or veto all material decisions and day-to-day management decisions with respect to the operation, management and disposition of another Person's assets (including decisions regarding sales, acquisitions and financings) rather than a beneficial ownership requirement, and without being compromised by the fact that responsibility for day-to-day operating and management functions or leasing activities as are ordinarily handled by a property manager has been delegated by such controlling Person to a property manager pursuant to an agreement in writing.


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                (50) "CONVERT" "CONVERSION" and "CONVERTED" refer to a
conversion pursuant to the terms of this Agreement of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                (51) "DEBT" means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all amounts required to be paid by such Person as a guaranteed payment to partners, members (or other equity holders) or a preferred or special dividend, including any mandatory redemption of shares or interests (except for any obligation owing to any partner or member of any Borrower provided (i) such obligation is not secured by any of the Projects or any other property or interests (other than partnership or membership interests held by any partner or member of any Borrower) pledged to the Administrative Agent (on behalf of the Lenders), (ii) such obligation is fully subordinated to payment of the debt service and other payments due under the Loans, (iii) no payment shall be made to such partner or member in respect of such obligation during the occurrence and continuation of an Event of Default and (iv) such partner or member shall be prohibited from exercising any remedial action against any Borrower in connection with such obligation until the Loans have been paid in full), (c) all indebtedness guaranteed by such Person, directly or indirectly,
(d) all obligations under leases that constitute capital leases for which such Person is liable, and (e) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

                (52) "DEBT SERVICE" means the aggregate interest, fixed principal (excluding balloon payments at maturity), and other payments due under the Loan (excluding any payments for real estate taxes and any other revenues or funds that are escrowed with the Administrative Agent) and on any other outstanding permitted Debt relating to the Projects approved by the Administrative Agent for the period of time for which calculated.

                (53) "DEBT SERVICE COVERAGE" means, for the period of time for which calculation is being made, the ratio of Net Operating Income to Adjusted Debt Service.

                (54) "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of (i) with respect to Alternate Base Rate Loans, the Alternate Base Rate as in effect from time to time or (ii) with respect to Eurodollar Loans, the respective Contract Rate, for such Eurodollar Loan.

                (55) "DOLLARS" and "$" means lawful money of the United States of America.

                (56) "ENVIRONMENTAL LAWS" has the meaning assigned in ARTICLE 4.

                (57) "EQUITY OFFERINGS" means any direct or indirect public offering, private placement, issuance or sale of (a) any debt or equity securities of BPPI, or any of its Subsidiaries or Affiliates, (b) any securities convertible for or exchangeable into any debt or equity securities


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of BPPI, or any of its Subsidiaries or Affiliates or (c) any derivatives or equivalents of debt or equity securities of BPPI, or any of its Subsidiaries or Affiliates.

                (58) "EURODOLLAR LOANS" means Loans that bear interest at rates based on rates referred to in the definition of "Libor Base Rate".

                (59) "EVENT OF DEFAULT" has the meaning assigned in ARTICLE 9 hereof.

                (60) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

                (61) "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Bankers Trust Company on such Business Day on such transactions as determined by the Administrative Agent, or such other commercial bank as selected by the Administrative Agent.

                (62) "FIXED CHARGE COVERAGE RATIO" means, as of the date of any calculation, the ratio of (a) Consolidated EBITDA to (b) Consolidated Fixed Charges for the corresponding period.

                (63) "FREMONT ADDITIONAL ADVANCE" means, subject to the terms and provisions of this Agreement, an Additional Advance of the Term Loan to be used to pay or reimburse the Borrowers for the costs of making certain replacements, renovations, capital repairs, expansions made to and other capital expenditures incurred in connection with the Fremont Project, as more particularly described on SCHEDULE 5 annexed hereto.

                (64) "FREMONT CONSTRUCTION WORK" has the meaning set forth in
SECTION 2.01(6) hereof.

                (65) "FREMONT PROJECT" means the Project commonly known as the Fremont Hub Shopping Center located at 39005-39400 Argonaut Way, Fremont, California.

                (66) "FUNDING BORROWER" has the meaning set forth in SECTION
14.01 hereof.

                (67) "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

                (68) "GAAP NET OPERATING INCOME" means with respect to any period, the amount by which GAAP Operating Revenues exceed GAAP Operating Expenses. "GAAP Net


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Operating Income" shall be measured as to the last four (4) completed quarters on a trailing four (4) quarter basis.

                (69) "GAAP OPERATING EXPENSES" means, with respect to any period, all Operating Expenses for such period, as determined in accordance with GAAP.

                (70) "GAAP OPERATING REVENUES" means, with respect to any period, all Operating Revenues for such period, as determined in accordance with GAAP.

                (71) "GECC" means General Electric Capital Corporation, a New York corporation or its successor and/or assign.

                (72) "GUARANTOR" and "GUARANTORS" means individually, or collectively, BPPI, BPE and BPAC Texas, Inc.

                (73) "GUARANTY" means the instruments of guaranty, if any, now or hereafter in effect from a Guarantor to the Administrative Agent (on behalf of the Lenders) guaranteeing the obligations of the Borrowers under the Loans and the Loan Documents.

                (74) "HAZARDOUS MATERIALS" has the meaning set forth in ARTICLE 4 hereof.

                (75) "HAZARDOUS MATERIALS INDEMNITY" means that certain Hazardous Materials Indemnity Agreement, executed by BPPI and the Borrowers in favor of the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent.

                (76) "IMMEDIATE REPAIRS" has the meaning set forth in SECTION
2.09 hereof.

                (77) "IMMEDIATE REPAIRS RESERVE" has the meaning set forth in
SECTION 2.09 hereof.

                (78) "INITIAL ADVANCE" has the meaning set forth in SECTION 2.01(2) hereof.

                (79) "INITIAL ADVANCE AMOUNT" means $169,000,000.

                (80) "INTEREST COVERAGE RATIO" means, as of the date of any calculation, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense for the corresponding period.

                (81) "INTEREST PERIOD" means, for any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan, and ending on the first Business Day of the next calendar month; PROVIDED that, if any Interest Period would otherwise end after the Maturity Date, such Loan shall not be Continued as, or Converted into, a Eurodollar Loan and shall bear interest at the Alternate Base Rate until Converted or repaid in accordance with this Agreement. In no event may any Borrower have more than one Interest Period in respect of Eurodollar Loans from all Lenders outstanding at any

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one time and to the extent any Loan does not qualify for such Interest Period, such Loan shall bear interest at the Alternative Base Rate.

                (82) "INTEREST RATE PROTECTION AGREEMENT" means an interest rate swap agreement or agreements or other interest rate protection product or products entered into on or prior to the date hereof, between the Borrowers and/or BPPI and a counterparty or counterparties reasonably acceptable to the Administrative Agent (on behalf of the Lenders) with respect to the Loans, in form and content satisfactory to the Administrative Agent (on behalf of the Lenders) in all respects, together with all amendments, modifications or supplements thereto.

                (83) "INVESTMENT" means, with respect to any Person, (a) any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership interest (whether general or limited) in any other Person, or all or any substantial part of the business or assets of any other Person, and (b) any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                (84) "JOINDER PARTY" means the Persons, if any, now or hereafter executing the Joinder hereto.

                (85) "JV BOOK VALUE" means, the sum of (a) the value of all real property assets owned directly by BPP Retail, (b) all Cash and Cash Equivalents held by BPP Retail, (c) the aggregate amount of all costs actually incurred by BPP Retail for all construction work or capital repairs made at any of the JV Properties owned by it, and (d) the value of the equity interests in any Person owned by BPP Retail, in each case, as determined by the Administrative Agent in its sole discretion provided, however, that such determination shall be consistent with, and similar in substance to, the determination of JV Book Value as of the date of this Agreement.

                (86) "JV ENTITIES" means, collectively, BPP Retail and BPAC Texas, L.P.

                (87) "JV PLEDGE AGREEMENT" means, collectively, (a) the pledge and security agreement, executed by BPE and BPAC Texas, Inc. in favor of the Administrative Agent (on behalf of the Lenders) with respect to its right to receive certain distributions and assets made by the JV Entities and (b) the pledge and security agreement, executed by BPOP and the Key Personnel in favor of the Administrative Agent (on behalf of the Lenders) with respect to their respective membership interests in BPE and the right to receive certain distributions made by BPE, each, in form and substance satisfactory to the Administrative Agent in its sole discretion.

                (88) "JV PROPERTIES" means, collectively, all of the shopping center or community center properties owned by the JV Entities as more particularly described on EXHIBIT A-2 annexed hereto.

                (89) "KEY PERSONNEL" means, collectively, J. David Martin, Daniel B. Platt, Joseph W. Byrne, James W. Gaube and Scott C. Verges.

                (90) "LA MANCHA LEASE ACQUISITION" means, subject to the terms and conditions of this Agreement, the acquisition by BPOP (or, an Affiliate of BPOP provided that such Affiliate becomes a Joinder Party) of the leasehold estate currently held by Ballard, Wimer, Brockett & Edwards under that certain Lease Agreement, dated May 5, 1974, covering the Project known as the La Mancha Shopping Center located in Fullerton, California (or, the termination of such lease agreement and the execution of direct leases between BPOP (or, an Affiliate of BPOP provided that such Affiliate becomes a Joinder Party), and the current subtenants at such Project) in each case, subject to the review and approval of the Administrative Agent (on behalf of the Lenders) in its sole discretion.

                (91) "LEASEHOLD PROPERTY LEASE IMPAIRMENT" means any of the following actions caused, suffered or permitted to occur by any Borrower with respect to a Leasehold Property Lease, unless such actions are approved by the Administrative Agent (or behalf of the Lenders) in its sole discretion: (i) any termination, cancellation or surrender (in each case in whole or in part and whether or not pursuant to an express right contained in the Leasehold Property Lease); (ii) any modification, amendment, supplementation, or other change materially and adversely affecting such Leasehold Property Lease; (iii) any subordination, or consent to the subordination of, such Leasehold Property Lease to any mortgage or other Lien encumbering (or that may in the future encumber) the estate of the lessor under the Leasehold Property Lease in any premise(s) demised to such Borrower under a Leasehold Property Lease (other than a subordination or consent to subordination expressly required by the terms of the Leasehold Property Lease); or (iv) such Borrower's delivery of any notice to any lessor under a Leasehold Property Lease that impairs or may impair, or purports to limit the exercise of, the Administrative Agent's (on behalf of the Lenders) rights and remedies under the related Mortgage or the applicable Leasehold Property Lease, whether caused by such Borrower or suffered or permitted to occur by such Borrower.

                (92) "LEASEHOLD PROPERTY LEASES" means each of the leases described on EXHIBIT F between the lessor described therein and one of the Borrowers, as lessee, as the same may be supplemented, amended, modified, renewed or extended.

                (93) "LEASEHOLD PROPERTY RENT" means any and all payments required of a Borrower under a Leasehold Property Lease, including base rent, fixed rent, additional rent, and any other payments, sums or charges payable or required to be paid, whether to the lessor or to a third party, under a Leasehold Property Lease.

                (94) "LEASES" means all written rights to use or occupy any portion of any Project in which any Borrower (or any Subsidiary of a Borrower) is the lessor or sublessor.

                (95) "LEVERAGE RATIO" means, as of the date of any calculation, the ratio of (a) total Debt of the Borrowers to (b) Consolidated EBITDA.

                (96) "LIBOR BASE RATE" means, for any Interest Period for any Eurodollar Loan, the rate per annum appearing on Page 3750 of the Dow Jones Markets (Telerate) Service

(or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m. London time on the date two Business Days prior to the first day of such Interest Period as the rate for the offering of Dollar deposits having a term comparable to such Interest Period, PROVIDED that if such rate does not appear on such page, or if such page shall cease to be publicly available, or if the information contained on such page, in the reasonable judgment of the Administrative Agent shall cease accurately to reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by the Administrative Agent, the Libor Base Rate for such Interest Period shall be determined from such substitute financial reporting service as the Administrative Agent in its discretion shall determine.

                (97) "LIEN" means any interest, or claim thereof, in the Project(s) securing an obligation owed to, or a claim by, any Person other than the owner of such Project(s), whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting any Project.

                (98) "LOAN" or "LOANS" means the loan or loans, as the context requires, to be made by the Lenders to the Borrowers under this Agreement as evidenced by the Term Loan Notes and the Revolving Loan Notes and all other amounts secured by the Loan Documents.

                (99) "LOAN DOCUMENTS" means: (a) this Agreement, (b) the Notes,
(c) the Assignment of Contracts, (d) the Mortgages, (e) the Assignments of Rents and Leases, (f) Uniform Commercial Code financing statements, (g) the Manager Subordination Agreement, (h) the Account Pledge, (i) the JV Pledge Agreement,
(j) the P&V Property Pledge Agreement, (k) the Hazardous Materials Indemnity,
(l) the Lockbox Agreement and (m) all other documents evidencing, securing, governing or otherwise pertaining to the Loans now or hereafter executed by any Borrower or any of its Affiliates (excluding, however, any Guaranty) and (n) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

                (100) "LOCKBOX" has the meaning set forth in SECTION 2.06 hereof.

                (101) "LOCKBOX ACCOUNT" has the meaning set forth in SECTION
2.06 hereof.

                (102) "LOCKBOX AGREEMENT" means that certain Lockbox Agreement, dated of even date herewith executed by the Borrowers, the Administrative Agent (on behalf of the Lenders) and Lockbox Bank, together with all amendments, modifications or supplements thereto.

                (103) "LOCKBOX BANK" means a bank or other financial institution which shall have a long term unsecured debt rating of at least "AA-" from Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or "Aa3" from Moody's Investors Services, Inc., or shall otherwise be approved by the Administrative Agent (on behalf of the Lenders), PROVIDED, HOWEVER, that the Administrative Agent agrees that Bank of America, National Association and Union Bank of California, N.A., may serve as the Lockbox Bank.

                (104) "MAJORITY LENDERS" means Lenders holding a certain percentage of the aggregate outstanding principal amount of the Term Loans or, if the Term Loans shall not have been made, a certain percentage of all the Commitments.

                (105) "MANAGEMENT AGREEMENT" means, collectively, those certain management agreements executed between any Borrower and the applicable Manager relating to the day-to-day operation and management of the Projects, together with any management agreements entered into with future Managers in accordance with the terms of this Agreement.

                (106) "MANAGER" means, collectively, the property managers listed on SCHEDULE 4 annexed hereto, or their successors and/or assigns as may be permitted hereunder or as may be approved by the Administrative Agent (on behalf of the Lenders), such approval not to be unreasonably withheld, delayed or conditioned.

                (107) "MANAGER SUBORDINATION AGREEMENT" means collectively, the Property Manager's Consent and Subordination of Management Agreements, dated as of the date hereof, among any Borrower, the relevant Manager and the Administrative Agent (on behalf of the Lenders), together with all amendments, modifications and supplements thereto.

                (108) "MATURITY DATE" means the earlier of (a) December 1, 2000, or (b) any earlier date on which all of the Loans are required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

                (109) "MAXIMUM LOAN AMOUNT" means $202,800,000.

                (110) "MINIMUM RELEASE PRICE" means, with respect to any Project that is the subject of a Partial Release, the greater of (a) one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Project and (b) 90% of the Net Sales Proceeds thereof.

                (111) "MORTGAGES" means, collectively, the Deeds of Trust, Leasehold Deeds of Trust, Security Agreement and Fixture Filing, Security Agreement and Fixture Filing, or Mortgages, Security Agreement and Fixture Filing, or Leasehold Mortgages, Security Agreement and Fixture Filing, executed by the applicable Borrower in favor of the Administrative Agent (on behalf of the Lenders), and constituting Lien encumbering such Borrower's fee or leasehold estate, as the case may be, in one or more Projects, together with all amendments, modifications and supplements thereto.

                (112) "NET OPERATING INCOME" means with respect to any period, the amount by which Adjusted Operating Revenues exceed Adjusted Operating Expenses. "Net Operating Income" shall be measured as to the last four (4) completed quarters on a trailing four (4) quarter basis.

                (113) "NET SALES PROCEEDS" means the sum of the proceeds of any arms-length bona fide sale of any Project to any third party plus the value of any management services or other agreement retained by the Borrowers or any of their Affiliates (but only to the extent the consideration payable to the Borrowers or their Affiliates under such agreements exceeds market rates) as determined and approved by the Administrative Agent (on behalf of the Lenders), LESS, any reasonable normal and customary third-party costs and expenses related to such sale (including, any customary sales commissions, brokerage fees and closing costs) as approved by the Administrative Agent in its reasonable discretion. Any capital gains tax related to the sale of a Project shall not be deducted in calculating Net Sales Proceeds.

                (114) "NEW LEASEHOLD PROPERTY LEASE" means, after the termination or expiration of any Leasehold Property Lease, any new, replacement or substitute Leasehold Property Lease issued to or obtained by the Administrative Agent (on behalf of the Lenders) or its designee with respect to or in place of the terminated Leasehold Property Lease, whether pursuant to any provision of the terminated Leasehold Property Lease or otherwise.

                (115) "NON-MORTGAGED PROPERTIES" means, collectively, all of the shopping center or community centers owned by the Borrowers which are not subject to any Mortgages.

                (116) "NON-MORTGAGED PROPERTIES NET SALES PROCEEDS" means, the sum of the proceeds of any arms-length bona fide sale of any of the Non-Mortgaged Properties to any third party, LESS, the sum of (a) any reasonable normal and customary third-party costs and expenses related to such sale (including, any customary sales commissions, brokerage fees and closing costs) as approved by the Administrative Agent in its reasonable discretion, and (b) any outstanding Debt encumbering such Non-Mortgaged Properties.

                (117) "NOTES" means collectively, the Revolving Loan Notes and the Term Loan Notes, as the same may hereafter be consolidated, severed, modified, amended or extended from time to time.

                (118) "NOTICE OF ADDITIONAL ADVANCE" means a notice, substantially in the form of EXHIBIT E attached hereto, which Borrowers shall deliver to the Administrative Agent in connection with each requested Additional Advance and which shall specify the requested date, type and amount of such Additional Advance.

                (119) "OPERATING EXPENSES" means, for any period of calculation, all reasonable and necessary expenses of operating a Project in the ordinary course of business which are paid in cash by Borrower and which are directly associated with and fairly allocable to such Project for the applicable period, including, without limitation, ad valorem real estate taxes and assessments, insurance premiums, regularly scheduled tax impounds paid to the Administrative Agent (if applicable), maintenance costs, rent under any ground leases, management fees and costs not to exceed four percent (4%) of Operating Revenues, accounting, legal, and other professional fees, fees relating to environmental and Net Operating Income audits, and other expenses incurred by the Administrative Agent and reimbursed by any Borrower under this Agreement and the other Loan Documents, deposits to any capital replacement reserves required by the Administrative Agent, wages, salaries, and personnel expenses, but excluding Debt Service, capital expenditures (determined in accordance with

GAAP), any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which any Borrower was or is to be reimbursed from proceeds of the Loan or insurance or by any third party, and any non-cash charges such as depreciation and amortization. Any management fee or other expense payable to any Borrower or to an Affiliate of any Borrower shall be included as an Operating Expense only with the Administrative Agent's prior approval. Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of any of the Projects.

                (120) "OPERATING REVENUES" means, for any period of calculation, all cash receipts of a Borrower from the operation of a Project or otherwise arising in respect of a Project after the date hereof which are properly allocable to such Project for the applicable period, including receipts from leases and parking agreements, concession fees and charges and other miscellaneous operating revenues, proceeds from rental or business interruption insurance, proceeds of any loans (other than the Loans and any refinancing of the Loans) obtained by any Borrower after the date hereof which are secured by any Project (less only reasonable and customary expenses incurred in procuring and closing such loan and actually paid in cash to individuals or entities other than any Borrower or any Affiliate of any Borrower and without implying any consent of the Administrative Agent or any Lender to the granting of any security for such loans), withdrawals from cash reserves (except to the extent any operating expenses paid therewith are excluded from Operating Expenses), but excluding security deposits and earnest money deposits until they are forfeited by the depositor, advance rentals until they are earned, and proceeds from a sale or other disposition of any Project or other assets of any Borrower. The term "Operating Revenues" shall also not include any casualty or condemnation proceeds or awards nor any amounts funded from the Loans and any reimbursements from third parties for items which are not included or includible in the definition of "Operating Expenses".

                (121) "P&V NET SALES PROCEEDS" means the sum of BPOP's and BPPI's, direct or indirect interest in the proceeds of any arms-length bona fide sale of the P&V Sale Properties to any third party plus the value of any management services or other agreement retained by Borrowers or their Affiliates (but only to the extent the consolidation payable to the Borrowers or their Affiliates under such agreements exceeds market rates) as determined and approved by the Administrative Agent (on behalf of the Lenders) in its reasonable discretion, LESS, the sum of (a) of any reasonable normal and customary third-party costs and expenses related to such sale (including, any customary sales commissions, brokerage fees and closing costs) as approved by the Administrative Agent and (b) any outstanding Debt encumbering such P&V Sale Properties in an amount not to exceed the principal amount of Debt outstanding as of the Closing Date.

                (122) "P&V OWNERS" means the owners of the P&V Sale Properties.

                (123) "P&V PROPERTY PLEDGE AGREEMENT" means that certain pledge and security agreement in the form attached hereto as EXHIBIT G to be executed by BPOP and BPPI in favor of the Administrative Agent (on behalf of the Lenders) with respect to (a) their direct or indirect, as the case may be, ownership interest in BPP/Puente Hills, L.L.C., and BPP/Valley Central, L.P. (or, to the extent the encumbering of such ownership interests is prohibited, the right to receive, directly or indirectly, distributions payable on account of such ownership interests) and (b) the right to receive the P&V Net Sales Proceeds.

                (124) "P&V SALE PROPERTIES" means, collectively, the shopping center properties owned by Affiliates of the Borrowers commonly known as (a) the Plaza at Puente Hills and located in Puente Hills, California and (b) the Valley Central Shopping Center and located in Lancaster, California.

                (125) "PARTIAL RELEASE" has the meaning set forth in SECTION 2.04(A) hereof.

                (126) "PARTIAL RELEASE NOTICE" has the meaning set forth in
SECTION 2.04(A)(3) hereof.

                (127) "PARTICIPANT" has the meaning assigned in SECTION
11.24(3).

                (128) "PAYMENT DATE" has the meaning set forth in SECTION 2.03(1) hereof.

                (129) "PAYOR" has the meaning assigned in SECTION 2.07(3).

                (130) "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

                (131) "PORTFOLIO LTV" means, as of any date of determination, the ratio, expressed as a percentage, of (a) the outstanding principal balance of the Loans as of such date to (b) the value of the Projects as of such date, as determined by the Administrative Agent (on behalf of the Lenders) in accordance with the Administrative Agent's customary underwriting practices in effect at the time of such determination for assets of a similar nature to the Projects.

                (132) "POTENTIAL DEFAULT" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

                (133) "PRIME RATE" means the highest prime rate (or base rate) reported in the Money Rates column or section of THE WALL STREET JOURNAL as the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) from time to time. If THE WALL STREET JOURNAL ceases publication of the Prime Rate, the "Prime Rate" shall mean the prime rate (or base rate) announced by Bankers Trust Company, New York, New York (whether or not such rate has actually been charged by such bank). If such bank discontinues the practice of announcing the Prime Rate, the "Prime Rate" shall mean the prime or base rate charged by a large United States commercial bank selected by the Administrative Agent to its most creditworthy large corporate borrowers.

                (134) "PROJECTS" means, collectively, all shopping center or community center properties and all related facilities, amenities, fixtures and personal property owned by each Borrower and any improvements now or hereafter located on the real property described on

EXHIBIT A-1 annexed hereto. To the extent that the Administrative Agent (on behalf of the Lenders) releases any Project(s) from the Lien of the applicable Mortgage, the term "Projects" shall be deemed redefined to exclude the Project(s) so released.

                (135) "PROPOSED LENDER" has the meaning assigned in SECTION 2.08(7).

                (136) "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System of the United States of America (or any successor), as the same may be modified and supplemented and in effect from time to time.

                (137) "REGULATORY CHANGE" means, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                (138) "REIT" means a real estate investment trust within the meaning of Section 856 of the Code.

                (139) "REIT NET CASH FLOW TEST" means, a test which shall be satisfied if, as of the date of this Agreement, the excess net cash flow (i.e., net cash flow in excess of debt service and operating expenses during such period) received by BPPI from the real properties owned, directly or indirectly and in whole or in part, by it (other than the Projects) and from direct or indirect distributions from BPP Retail (including BPPI's share of undistributed amounts which are available for distribution and within the sole discretion of BPE to distribute) is at least equal to $30,000,000, as calculated and determined by the Administrative Agent in its sole discretion.

                (140) "REIT NET WORTH TEST" means, a test which shall be satisfied if the consolidated tangible net worth of BPPI determined in accordance with GAAP is at least equal to $400,000,000.

                (141) "RELEASE AMOUNT" has the meaning set forth in SECTION 2.04(A)(5) hereof.

                (142) "REQUESTING LENDER" has the meaning assigned in SECTION 2.08(7) hereof.

                (143) "REQUIRED PAYMENT" has the meaning assigned in SECTION 2.07(3) hereof.

                (144) "REQUIRED RELEASE PAYDOWN AMOUNT" means the portion of the Minimum Release Price in excess of the initial Allocated Loan Amount for a Project that is the subject of a Partial Release.

                (145) "RESERVE REQUIREMENT" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for any Interest Period for any Eurodollar Loans is to be determined as provided in the definition of "Libor Base Rate" or
(ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

                (146) "REVOLVING LOAN" means a revolving loan made by the Lenders to the Borrowers pursuant to SECTION 2.01 hereof.

                (147) "REVOLVING LOAN COMMITMENT" means, as to each Lender listed on SCHEDULE 1 annex hereto, the obligation of such Lender to make a Revolving Loan in a principal amount up to but not exceeding the amount set opposite the name of such Lender on SCHEDULE 1 under the caption "Revolving Loan Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under SECTION 11.24(2), as specified in the respective instrument of assignment pursuant to which such assignment is effected. The initial aggregate amount of the Revolving Loan Commitments is $20,000,000.

                (148) "REVOLVING LOAN NOTE" means the promissory note(s), of even date herewith as provided for in SECTION 2.01(5) evidencing the Revolving Loan and all promissory notes delivered in substitution or exchange therefor, in each case, as the same may be consolidated, severed, modified, amended or extended from time to time.

                (149) "RILEY" means BPP/Riley, L.P., a California limited partnership.

                (150) "SETTLEMENT STATEMENT" means the settlement statement attached as EXHIBIT B showing total costs relating to the subject transaction and use of the Initial Advance of the Loan (including, any escrows required to be funded hereunder, third party costs and expenses and interest for any "stub" period).

                (151) "SINGLE PURPOSE ENTITY" shall mean a Person (other than an individual, a government, or any agency or political subdivision thereof), which exists solely for the purpose of owning a Project (or group of Projects) and matters relating thereto, conducts business only in its own name, does not engage in any business or have any assets unrelated to such Project (or group of Projects), does not have any indebtedness other than as permitted by this Agreement (including, trade payables in the ordinary course of business) has its own separate books, records, and accounts (with no commingling of assets), holds itself out as being a Person separate and apart from any other Person, and observes corporate and partnership formalities independent of any other entity provided, however, that any such Person which is a Borrower shall not be required to be a Single Purpose Entity with respect to and separate and apart from any other Borrower, and may be consolidated with any other Borrower for all purposes, including, without limitation, accounting and financial reporting purposes.

                (152) "SITE ASSESSMENT" means, collectively, those an environmental engineering reports for each of the Projects prepared by an engineer engaged by the

Administrative Agent at Borrowers' expense, and in a manner satisfactory to the Administrative Agent, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about any of the Projects, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

                (153) "STATE" means the State of New York.

                (154) "SUBSIDIARIES" of a Person means any corporations, partnerships, limited liability companies or other entities (a) in which that Person directly or indirectly owns or controls shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body of any such entity or (b) of which that Person is a general partner or a managing member or which that Person otherwise controls, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise provided, in the case of clauses (a) and (b), that such person would be consolidated with such corporation, partnership, limited liability company or other entity according to GAAP.

                (155) "SURVEY" means, with respect to each Project, an ALTA Survey of such Project prepared by a registered independent surveyor and otherwise in form and content satisfactory to the Administrative Agent and the Title Company and in accordance with the provisions of SCHEDULE 2.1 hereof.

                (156) "TENANTS" has the meaning set forth in SECTION 2.06 hereof.

                (157) "TERM" has the meaning set forth in SECTION 2.01(6) hereof.

                (158) "TERM LOAN" means a term loan made by the Lenders to the Borrowers pursuant to SECTION 2.01 hereof.

                (159) "TERM LOAN COMMITMENT" means, as to each Lender, listed on
SCHEDULE 1 annex hereto, the obligation of such Lender to make a Term Loan in a principal amount up to but not exceeding the amount set opposite the name of such Lender on SCHEDULE 1 under the caption "Term Loan Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under
SECTION 11.24(2), as specified in the respective instrument of assignment pursuant to which such assignment is effected. The initial aggregate principal amount of the Term Loan Commitments is $182,800,000.

                (160) "TERM LOAN NOTE" means the promissory note(s) of even date herewith as provided for in SECTION 2.01(5) evidencing the Term Loan and all promissory notes delivered in substitution or exchange therefor, in each case, as the same may be consolidated, severed, modified, amended or extended from time to time.

                (161) "TITLE COMPANY" means Chicago Title Insurance Company or such other title insurance companies as are acceptable to the Administrative Agent (on behalf of the Lenders).

                (162) "TITLE POLICY" means with respect to each Project, an ALTA mortgagee's title insurance policy as more particularly described in Part A of
SCHEDULE 2.1 attached hereto.

                (163) "TOTAL LIABILITIES" means with respect to any Person, all Debt of such Person.

                (164) "TYPE" has the meaning set forth in SECTION 1.02 hereof.

                (165) "UNUSED LINE FEE" has the meaning set forth in SECTION 2.01(6) hereof.

                (166) "YEAR 2000 PROBLEM" has the meaning set forth in SECTION
6.15 hereof.

         Section 1.02 TYPES OF LOANS. Loans hereunder are distinguished by "Type." The "Type" of a Loan refers to whether such Loan is an Alternate Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

                                    ARTICLE 2
                                   LOAN TERMS

         Section 2.01 THE COMMITMENTS, LOANS AND NOTES.

                (1) THE LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a Term Loan to the Borrowers in Dollars in a principal amount up to but not exceeding the amount of the Term Loan Commitment of such Lender. The Term Loans in the maximum aggregate principal amount of One Hundred Eighty-Two Million Eight Hundred Thousand and No/100 Dollars ($182,800,000) shall be funded in one or more advances and repaid in accordance with this Agreement. Subject to the terms and provisions of this Agreement, the proceeds of the Term Loans shall be used by the Borrowers to (a) pay amounts outstanding under the existing credit facility held by Nomura Asset Capital Corporation, Inc. encumbering the Projects (which amounts to be paid on such facility shall not exceed $160,000,000 of the amounts payable thereunder),
(b) reimburse the Borrowers for Capital Improvement Costs incurred to date with respect to the Fremont Project in an amount not to exceed $9,000,000 in the aggregate, (c) fund the Fremont Additional Advance, and (c) fund the La Mancha Lease Acquisition. No amounts borrowed under the Term Loan may be reborrowed by the Borrowers once repaid. In addition, each Lender severally agrees, on the terms and conditions of this Agreement, to make a Revolving Loan to the Borrowers in Dollars in a principal outstanding amount, from time to time, up to but not exceeding the amount of the Revolving Loan Commitment of such Lenders. The Revolving Loans in the maximum aggregate outstanding principal amount of Twenty Million and No/100 Dollars ($20,000,000) shall be funded in one or more Advances and repaid in accordance with this Agreement, subject to Part E of
Schedule 2.1. The proceeds of the Revolving Loans may only be used by the Borrowers for general working capital purposes. The Borrowers may, from time to time, borrow, repay and reborrow Revolving Loans. All Advances of the Loans shall be made only upon the Borrowers' satisfaction of its obligations hereunder, including, without limitation, the conditions for Advances described in SCHEDULE 2.1.

                (2) INITIAL ADVANCE. Provided the Borrowers have satisfied all of the terms and conditions described in Part A of SCHEDULE 2.1 annexed hereto, the Lenders shall disburse the Initial Advance (the "INITIAL ADVANCE") of the Term Loan in the amount of the Initial Advance Amount on the Closing Date as follows:

                (a) An amount equal to interest to accrue at the Contract Rate from the Closing Date to the first Business Day of the next succeeding month, plus all other sums owing to the Lenders and Administrative Agent described in Part A of SCHEDULE 2.1 attached hereto, shall be disbursed to the Lenders and the Administrative Agent in payment of such sums.

                (b) The amount specified in Administrative Agent's escrow and recording instructions shall be disbursed by wire transfer to the Title Company for credit to the escrow(s) (including, the Immediate Repair Reserve) established to consummate the Initial Advance closing.

                (c) The balance of the Initial Advance, if any, shall be disbursed by wire transfer to the Borrowers (or as otherwise directed by the Borrowers).

                (3) LENDING OFFICES. The Loans of each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                (4) SEVERAL OBLIGATIONS OF THE LENDERS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

                (5) NOTES.

                (a) LOAN NOTES. The Term Loans made by each Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of EXHIBIT C-1, payable to such Lender in a principal amount equal to the amount of its Term Loan Commitment as originally in effect and otherwise duly completed. The Revolving Loan made by each Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of EXHIBIT C-2, payable to such Lender in a principal amount equal to the amount of its Revolving Loan Commitment as originally in effect and otherwise duly completed.

                (b) ENDORSEMENTS ON NOTES. The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under such
Note in respect of such Loans.

                (c) SUBSTITUTION, EXCHANGE AND SUBDIVISION OF NOTES. No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Note pursuant to
SECTION 11.24 (and, if requested by any Lender, the Borrowers agree to so substitute or exchange any Note and enter into note splitter agreements in connection therewith).

                (d) LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTES. In the event of the loss, theft or destruction of any Note, upon the Borrowers' receipt of a reasonably satisfactory indemnification agreement executed in favor of the Borrowers by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to the Borrowers, the Borrowers shall execute and deliver to such holder a new replacement Note in lieu of the lost, stolen, destroyed or mutilated Note.

                (6) ADDITIONAL ADVANCES. The Lenders shall make one or more Additional Advances to the Borrowers, subject to and in accordance with the following terms and conditions:

                (a) The Borrowers shall have satisfied the terms and conditions set forth in Part B, and (i) with respect to the Fremont Additional Advance, Part C and (ii) with respect to the La Mancha Lease Acquisition, Part D, of
SCHEDULE 2.1 attached hereto.

                (b) Each Additional Advance shall be in an amount not less than
(i) with respect to the Fremont Additional Advances, One Million Dollars ($1,000,000) and (ii) with respect to Additional Advances to be used for working capital purposes, Five Hundred Thousand Dollars ($500,000). The Lenders shall only make one (1) Additional Advance for the La Mancha Lease Acquisition, which Additional Advance shall be made as a Term Loan and shall not exceed $800,000, and shall be subject to the satisfaction of the terms and conditions set forth in part D of SCHEDULE 2.1.

                (c) The Borrowers shall have submitted its Notice of Additional Advance (i) with respect to any Fremont Additional Advance and the La Mancha Lease Acquisition Additional Advance, at least fourteen (14) Business Days prior to the date such Advance is requested to be disbursed and (ii) with respect to any Additional Advances of Revolving Loans, at least five (5) Business Days prior to the date such Advance is requested to be disbursed.

                (d) The calculation of the amount of any Additional Advance, shall be made as of the date the Borrowers submit its Notice of Additional Advance for such Advance. The Borrowers acknowledge and agree that once the amount of any Advance is calculated as of such date, such amount shall be fixed and such request for an Additional Advance shall be deemed irrevocable.

                (e) The Administrative Agent (on behalf of the Lenders) shall have determined to its satisfaction (provided, however, that such determination shall be consistent with, and similar in substance to, the determination of such funding criteria calculations as of the date of this Agreement) based on information and documentation provided by the Borrowers to the Administrative Agent (on behalf of the Lenders) at least five (5) Business Days prior to the proposed date of the funding of the requested Additional Advance that after giving effect to such Additional Advance, the Projects will generate an annualized Net Operating Income sufficient to produce (i) an aggregate Cash on Cash Return of at least 11%, (ii) an aggregate Debt Service Coverage of at least 1.30 to 1.00 and (iii) a Portfolio LTV equal to, or less than, 85%, in each case, calculated based on the assumption that (x) with respect to any Advance made prior to the occurrence of any Partial Release pursuant to SECTION 2.04 hereof, the full amount of the Loans have been disbursed and are outstanding, less any undisbursed amounts allocated to phase II of the Fremont Additional Advance (as more particularly described on the Budget) and/or Schedule 5 annexed hereto, and (y) with respect to any Advance made after the occurrence of a Partial Release pursuant to SECTION 2.04 hereof, the Required Release Paydown Amount has not been paid and is outstanding; provided, however, that for the purposes of determining satisfaction of this condition, but not for the purposes of determining satisfaction of the condition set forth in Paragraph C.4 of Schedule 2.1, the parties shall use the annualized Net Operating Income determined as of the end of the most recently ended fiscal quarter.

                (f) The REIT Net Worth Test shall have been satisfied.

                (g) During the term of the Loan (the "TERM"), the Borrowers shall pay to the Administrative Agent (on behalf of the Lenders) a unused line fee (the "UNUSED LINE FEE") in an amount equal to the product of (i) twenty-five hundredths of one percent (0.25%) per annum and (ii) the aggregate positive difference, if any, between (x) the Maximum Loan Amount and (y) the aggregate amount of all Advances made to date for each day during the applicable calendar quarter, divided by the number of days in such calendar quarter. The Unused Line Fee shall be payable, in arrears, on the first day of each calendar quarter during the Term.

                (h) Additional Advances of the Term Loans shall not be made more frequently than once per calendar month during the Term. Additional Advances of the Revolving Loan shall not be made more frequently than twice per calendar month during the Term.

                (i) Additional Advances of Term Loans may only be made to fund the La Mancha Lease Acquisition and the payment of construction and Capital Improvement Costs with respect to the Fremont Project as more particularly described on SCHEDULE 5 attached hereto (the "FREMONT CONSTRUCTION WORK").

         Section 2.02 INTEREST RATE; LATE CHARGE. The outstanding principal balance of the Loans (including any amounts added to principal under the Loan Documents) shall bear interest at a rate of interest equal to two and one-half percent (2.5%) per annum in excess of the Adjusted Libor Rate (the "CONTRACT RATE"), subject however to the provisions of this Agreement which, in certain instances, requires payment of interest at the Alternate Base Rate. Such Eurodollar Loans shall Continue as Eurodollar Loans from one Interest Period to the next Interest Period. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date of the Initial Advance or the date on which the immediately preceding payment was due. If the Borrowers fail to pay any installment of interest or principal (if applicable) within five (5) days after the date on which the same is due (other than principal due on the Maturity Date or upon acceleration thereof), the Borrowers shall pay to the Administrative Agent (on behalf of the Lenders) a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to the greater of (a) interest at the Default Rate on such amount from the date when due until paid, or (b) five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. While any Event of Default exists, the Loans shall bear interest at the Default Rate; provided, however, that interest shall not be calculated at the Default Rate on any amount of accelerated principal, but shall be charged on any amount of the principal not paid on the Maturity Date; provided, further, that during the continuance of an Event of Default the Administrative Agent may suspend the right of the Borrowers to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into Alternate Base Rate Loans and, thereafter, the Default Rate shall be computed using the Alternate Base Rate.

         Section 2.03 TERMS OF PAYMENT. The Loans shall be payable as follows:

                (1) INTEREST. Commencing on January 1, 2000, Borrowers shall pay interest in arrears on the first Business Day of each calendar month during the Term (the "PAYMENT DATE") until all amounts due under the Loan Documents are paid in full.

                (2) PRINCIPAL AMORTIZATION. The Loan shall be an interest-only loan and accordingly, the Borrowers shall not be required to make any regularly scheduled principal amortization payments during the Term. Notwithstanding anything to the contrary contained in the preceding sentence, in the event that the P&V Sale Properties (individually or collectively) are sold or transferred to any other Person, the Borrowers shall pay to the Administrative Agent (on behalf of the Lenders) an amount equal to (a) a minimum of sixty-five percent (65%) of the P&V Net Sales Proceeds to be applied by the Administrative Agent (on behalf of the Lenders) to repay a portion of the outstanding principal balance of the Term Loans, and (b) the remainder, up to thirty-five percent (35%), of the P&V Net Sales Proceeds to be applied by the Administrative Agent (on behalf of the Lenders) to repay the outstanding principal balance of the Revolving Loans. To the extent that after application of the P&V Net Sales Proceeds as provided in the preceding sentence, the outstanding Revolving Loans are repaid in full, such excess P&V Net Sales Proceeds shall be applied to further reduce the outstanding principal amount of the Term Loans except that the Borrowers shall be entitled to keep any excess P&V Net Sales Proceeds so long as there exists no Potential Default or Event of Default and PROVIDED, THAT, the Borrowers use such excess P&V Net Sales Proceeds for working capital prior to requesting any Additional Advances of the Revolving Loan. In all cases, all P&V Net Sales Proceeds received by any Borrower or its Affiliates shall first be paid to the Administrative Agent to be applied as provided in this paragraph.

                (3) MATURITY. On the Maturity Date, the Borrowers shall pay to the Administrative Agent (on behalf of the Lenders) all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents.

                (4) PREPAYMENT. The Loans may be prepaid in whole only and not in part by the Borrowers on any Payment Date prior to the Maturity Date, PROVIDED THAT, partial prepayments shall be permitted in connection with a Partial Release, the application of P&V Net Sales Proceeds in accordance with
SECTION 2.03(2) above, a repayment of a Revolving Loan, the application of any Non-Mortgaged Properties Net Sales Proceeds, or a repayment from the proceeds of the sale to the California Public Employees Retirement System of any beneficial interest of BPE in BPP Retail (without implying such a sale is permissible without the approval of Administrative Agent). The Borrowers shall give the Administrative Agent thirty (30) days prior written notice before any prepayment. If the Loans are accelerated for any reason other than a casualty or condemnation, the Borrowers shall pay to the Administrative Agent (on behalf of the Lenders), in addition to all other amounts due under the Loan Documents and pursuant to this paragraph, a prepayment premium equal to six-tenths of one percent (.6%) of the outstanding principal balance of the Loans. All prepayments of the Loans made by the Borrowers pursuant to this SECTION 2.03(4) on a day other than a Payment Date shall be accompanied by an amount sufficient to pay (A) any and all amounts payable to a Lender pursuant to the provisions of SECTION 2.08(5) as a result of such prepayment while a Eurodollar Loan is in effect and (B) all costs, expenses and fees required to be paid under the Interest Rate Protection Agreement. In addition, all prepayments of the Loans made by the Borrowers pursuant to this
SECTION 2.03(4) shall also be subject to the payment of the applicable Unused Line Fee for the portion of the calendar quarter in which such prepayment occurs.

                (5) APPLICATION OF PAYMENTS. All payments received by the Administrative Agent under the Loan Documents shall be applied: FIRST, to any fees and expenses due to the Administrative Agent and the Lenders under the Loan Documents; SECOND, to any Default Rate interest or late charges; THIRD, to accrued and unpaid interest; and FOURTH, to the principal sum and other amounts due under the Loan Documents; PROVIDED, HOWEVER, THAT, if an Event of Default exists, the Administrative Agent shall apply such payments in any order or manner as the Administrative Agent shall determine in its sole discretion.

         Section 2.04 PARTIAL RELEASES. (a) Lenders agree that the Administrative Agent (on behalf of the Lenders) will release (each a "PARTIAL RELEASE") one or more Projects from the Liens, assignments and security interests of the Mortgages and the other Loan Documents, if requested to do so by the Borrowers, provided each of the following conditions is satisfied:

                (1) There exists no Event of Default or Potential Default on the date the Partial Release Notice (hereafter defined) is given and on the date of the proposed Partial Release;

                (2) The Borrowers' request for a Partial Release arises in connection with a proposed sale of the Project pursuant to a bona fide arms-length transaction with an unaffiliated third party purchaser;

                (3) The Borrowers provide the Administrative Agent with thirty
(30) days prior written notice (the "PARTIAL RELEASE NOTICE") of the proposed Partial Release together with copies of any documents which Borrowers request that the Administrative Agent (on behalf of the Lenders) execute in connection with the proposed Partial Release, provided, however, that Borrowers may deliver such documents after delivery of the Partial Release Notice, but not less than ten (10) Business Days prior to the proposed Partial Release;

                (4) The Administrative Agent shall have determined to its satisfaction (provided, however, that such determination shall be consistent with, and similar in substance to, the determination of such calculations as of the date of this Agreement) that after giving effect to such Partial Release, the Projects will generate an annualized Net Operating Income sufficient to produce (a) an aggregate Cash on Cash Return of at least 11%, (b) an aggregate Debt Service Coverage of at least 1.30 to 1.00 and (c) a Portfolio LTV equal to, or less than, eighty-five percent (85%), in each case, calculated based on the assumption that, (i) with respect to the first Partial Release made pursuant to this SECTION 2.04, the full amount of the Loans have been disbursed (less any amounts allocated to phase II of the Fremont Additional Advance) and (ii) with respect to all other Partial Releases, the Required Release Paydown Amount with respect to such Partial Release has not been paid and is outstanding;

                (5) The Borrowers shall pay to the Administrative Agent (on behalf of the Lenders), in reduction of the principal balance of the Loans, an amount (the "RELEASE AMOUNT") equal to the sum of (a) the Minimum Release Price, PLUS, (b) any additional amount which may be required to be paid in accordance with the provisions hereof and the other Loan Documents including, any LIBOR breakage costs, if applicable;

                (6) The Borrowers shall pay all reasonable costs and expenses of the Administrative Agent and the Lender arising in connection with such Partial Release, including, but not limited to, title insurance fees and charges and reasonable legal fees and expenses of Lender's counsel, and all other costs arising in connection with the execution and delivery of such release;

                (7) The Projects(s) that is(are) the subject of the Partial Release shall be transferred and conveyed to an entity other than a Borrower or its Affiliates;

                (8) The Borrowers shall deliver to the Administrative Agent (on behalf of the Lenders) such endorsements to the Title Policy, amendments to the Loan Documents, estoppel certificates and other documents as the Administrative Agent shall reasonably request to protect its interests or to confirm the validity and priority of the Mortgages and any other Liens or collateral granted to the Administrative Agent (on behalf of the Lenders) in connection with the Loans; and

                (9) The Borrowers shall deliver to the Administrative Agent (on behalf of the Lenders) evidence reasonably satisfactory to the Administrative Agent that all amounts owing to any parties as a result of the sale of any of the Projects have been paid in full, or are simultaneously being paid in full or otherwise satisfied (or if any such amounts are not then payable, that Borrowers have made adequate provision for the subsequent payment of such amounts to the reasonable satisfaction of the Administrative Agent (on behalf of the Lenders)) at the closing of the sale of such Project(s).

                (b) During the Term, the Allocated Loan Amount for each Project shall be increased by an amount equal to aggregate amount of Additional Advances, if any, made by the Lenders with respect to such Project. After application of the Release Amount to the Adjusted Loan Basis of the Project being released, the Allocated Loan Amount for each of the remaining Projects shall be decreased by an amount equal to the product of (i) the excess, if any, remaining after such application to the Project being released multiplied by
(ii) a fraction, expressed as a percentage, the denominator of which is the outstanding principal balance of the Loans (as reduced by an amount equal to the Release Amount), and the numerator of which is the Allocated Loan Amount for such Project. In the event that the Borrowers make a prepayment of the Loans without effectuating a Partial Release pursuant to this SECTION 2.04, the Administrative Agent (on behalf of the Lenders) shall have the right to apply the amount of any such prepayment to adjust the Allocated Loan Amount for any Project as the Administrative Agent may determine in its sole discretion. As used in this Agreement, the term "ADJUSTED LOAN AMOUNT" shall mean, with respect to any Project, the Allocated Loan Amount for such Project, as adjusted pursuant to this paragraph.

         Section 2.05 SECURITY. The Loans shall be secured by (a) the Mortgages,
(b) the JV Pledge Agreement, (c) the P&V Property Pledge Agreement, (d) the Assignments of Rents and Leases, (e) any funds deposited in the Lockbox Account, and (f) the other Loan Documents. As a condition to the making of the Loans, the Borrowers covenanted and agreed that the Borrowers execute and deliver an Interest Rate Protection Agreement in a notional amount equal to the Maximum Loan Amount. As of the date hereof, the Lenders are making the Initial Advance and, accordingly, the notional amount of the Interest Rate Protection Agreement is in a notional amount equal to the Initial Advance Amount. Therefore, with respect to any Additional Advance that occurs after the date hereof, the Borrowers agree to execute and deliver such additional Interest Rate Protection Agreements (or a modification, amendment or supplement to any outstanding Interest Rate Protection Agreement, by confirmation or otherwise) on (i) the date of the making of an Additional Advance if such Additional Advance is greater than Five Million Dollars ($5,000,000), or (ii) the date of the making of an Additional Advance if the amount of such Additional Advance (or any portion thereof) when added together with all Additional Advances previously made (to the extent that such Additional Advances are not already subject to an Interest Rate Protection Agreement), exceeds Five Million Dollars ($5,000,000).

         Section 2.06 LOCKBOX; APPLICATION OF OPERATING REVENUES. On or prior to the Closing Date, the Borrowers shall enter into the Lockbox Agreement, pursuant to which, among other things, the Borrowers shall establish with a Lockbox Bank selected by the Borrowers and reasonably acceptable to the Administrative Agent (on behalf of the Lenders), (a) a post office lockbox (the "LOCKBOX") and (b) a deposit account (the "LOCKBOX ACCOUNT") for the collection and deposit of all checks, cash and other evidence of payment from tenants or subtenants ("TENANTS") of the Projects under the Leases. The Borrowers shall establish the Lockbox Account with the Lockbox Bank by no later than December 1, 1999. The Lockbox Account shall be in the name of the Administrative Agent (on behalf of the Lenders) as secured party and shall be titled: "[Account No.] for the benefit of GECC, as administrative agent". Until the Loans are repaid in full, all Rents (as defined in the Mortgages) and Operating Revenues from the Projects shall be sent directly to the Lockbox and deposited in the Lockbox Account and processed in accordance with the terms and provisions of the Lockbox Agreement. In the event that the Manager or any Borrower shall collect any Rents from any Tenant or any other applicable sources, the Borrowers shall (and shall cause the applicable Manager to) send such funds (endorsed as appropriate), within one (1) Business Day of receipt thereof, to the Lockbox, and within three (3) Business Days thereof shall send such Tenant or other source a notice directing that all Rents be sent directly to the Lockbox for deposit in the Lockbox Account, and shall send the Administrative Agent a duplicate copy of such notice, and if the Borrowers' fail (or fail to cause the Manager) to do so, the Administrative Agent is hereby appointed the Borrowers' attorney-in-fact for purposes of sending such notice. As additional security for the Loans, the Borrowers shall grant to the Administrative Agent (on behalf of the Lenders), pursuant to the Account Pledge, a continuing security interest and Lien in the Lockbox, Lockbox Account and in all amounts and proceeds deposited therein or derived therefrom. In the event that the Lockbox

Agreement is terminated for any reason whatsoever, the Borrowers shall cooperate with the Administrative Agent and the Lenders and shall enter into a successor lockbox arrangement with another Lockbox Bank on substantially the same terms and conditions as the terminated Lockbox Agreement. The Borrowers acknowledge and agree that in the event that such successor Lockbox Agreement is not entered into prior to the effective date of the termination of the existing Lockbox Agreement or if the security interest and Lien granted by the Borrowers to the Administrative Agent with respect to the Lockbox, Lockbox Account and any funds or proceeds deposited therein, (x) the Lockbox Bank shall transfer and deliver all funds and items remaining or thereafter received by such Lockbox Bank with respect to the Lockbox and Lockbox Account to the Administrative Agent or as otherwise directed by the Administrative Agent and (y) shall cause all Tenants to send all Rents directly to the Administrative Agent or as otherwise directed by the Administrative Agent, in each case, until such time as a successor Lockbox Agreement is entered into among the Borrowers, the Administrative Agent and a successor Lockbox Bank, and a security interest and Lien in the successor Lockbox and Lockbox Account is granted to the Administrative Agent (on behalf of the Lenders). Subject to the terms and provisions of the Lockbox Agreement, for so long as no Event of Default has occurred and is continuing, funds on deposit in the Lockbox Account shall be swept at the close of business each day to an account maintained by the Borrowers at the Lockbox Bank ("BORROWERS' ACCOUNT"). Notwithstanding anything to the contrary contained in this paragraph, during the continuation of an Event of Default, no funds or proceeds or other evidence of payment on deposit in the Lockbox or the Lockbox Account shall be delivered or transferred to the Borrowers' Account. During the continuation of an Event of Default, all funds, proceeds or other evidence of payment in the Lockbox or Lockbox Account, shall be delivered or transferred to the Administrative Agent (or as directed by the Administrative Agent (on behalf of the Lenders)) and the Administrative Agent shall have the right to apply any and all such funds or proceeds or other evidence of payment to satisfy the Borrowers' obligations under the Loan Documents. The Borrowers covenant and agree that prior to November 24, 1999, the Borrowers shall cause a notice to be sent to each Tenant, requiring all rental payments or other amounts due under such Tenant's Lease to be made directly payable to the Lockbox Account (or as otherwise directed by the Administrative Agent (on behalf of the Lenders)) and to be sent directly to the Lockbox. A form of such notice is attached hereto as A-3. A copy of each such notice shall be delivered to Administrative Agent concurrently with delivery to the Tenant. If the Borrowers or Manager fails to send such notice to each Tenant of the Projects prior to November 24, 1999, the Administrative Agent may send such notice to the Tenants and the Borrowers hereby irrevocably appoint the Administrative Agent (on behalf of the Lenders) as the Borrowers' attorney-in-fact for such purposes. The Borrowers shall deliver such notice to every Tenant under each Lease executed after the Closing Date with respect to any Project. The Lockbox and the Lockbox Account shall be under the sole dominion and control of the Administrative Agent (on behalf of the Lenders). All costs and expenses incurred in connection with establishing, maintaining and operating the Lockbox and Lockbox Account (including, bank charges, transfer fees and account fees) shall be paid by the Borrowers. The Borrowers shall cause the Manager to comply with the terms and provisions of this paragraph and any Lockbox Agreement.

         Section 2.07 PAYMENTS; PRO RATA TREATMENT; ETC. PAYMENTS GENERALLY.

                (a) PAYMENTS BY BORROWER. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by any Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by any Borrower under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account designated by the Administrative Agent by notice to Borrowers, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                (b) APPLICATION OF PAYMENTS. Subject to the provisions of
SECTION 2.03(5), the Borrowers shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it may determine to be appropriate, subject to SECTION 2.07(2) and any other agreement among the Administrative Agent and the Lenders with respect to such application).

                (c) FORWARDING OF PAYMENTS BY ADMINISTRATIVE AGENT. Except as otherwise agreed by the Administrative Agent and the Lenders, each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                (d) EXTENSIONS TO NEXT BUSINESS DAY. If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension (provided, however, that interest attributable to such extension period shall not also be paid or payable during the immediately succeeding Interest Period).

                (2) PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each advance of a Loan from the Lenders under SECTION 2.01(1) shall be made from the Lenders, and any termination of the obligation to make an advance of the Loans shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in SECTION 2.08(4), Loans shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions or Continuations of Loans); (c) each payment or prepayment of principal of Loans by the Borrowers shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by the Borrowers shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                (3) NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or a Borrower (in either case, the "PAYOR") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of a Borrower) a payment to the Administrative Agent for account of any Lender hereunder (in either case, such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (a) the Federal Funds Rate for such day in the case of payments returned to the Administrative Agent by any of the Lenders or (b) the applicable interest rate due hereunder with respect to payments returned by any Borrower to the Administrative Agent and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three
(3) Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                (a) if the Required Payment shall represent a payment to be made by the Borrowers to the Lenders, Borrowers and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Default Rate (without duplication of the obligation of Borrowers under SECTION 2.02 to pay interest on the Required Payment at the Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of Borrowers under SECTION 2.02 to pay interest at the Default Rate in respect of the Required Payment, and

                (b) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to any Borrower, the Payor and such Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in SECTION
2.02 is applicable to the Type of such Loan, it being understood that the return by a Borrower of the Required Payment to the Administrative Agent shall not limit any claim a Borrower may have against the Payor in respect of such Required Payment.

                (4) SHARING OF PAYMENTS, ETC.

                (a) RIGHT OF SET-OFF. Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of any Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to any Borrower), in which case it shall promptly notify the Borrowers and the Administrative Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

                (b) SHARING. If any Lender shall obtain from any Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by the Borrowers to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                (c) CONSENT BY BORROWER. Each Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                (d) RIGHTS OF LENDERS; BANKRUPTCY. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this SECTION 2.07(4) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION 2.07(4) to share in the benefits of any recovery on such secured claim.

         Section 2.08 EURODOLLAR PROTECTION; ETC.

                (1) ADDITIONAL COSTS.

                (a) COSTS OF MAKING OR MAINTAINING EURODOLLAR LOANS. Each Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine in good faith to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

                (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement used in the determination of the Adjusted Libor Rate for any Interest Period for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Libor Base Rate"), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or

                (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

         If any Lender requests compensation from any Borrower under this PARAGRAPH (A), such Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of SECTION 2.08(4) shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                (b) COSTS ATTRIBUTABLE TO REGULATORY CHANGE OR RISK-BASED CAPITAL GUIDELINES. Without limiting the effect of the foregoing provisions of this SECTION 2.08(1) (but without duplication), each Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office of such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such

Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request.

                (c) NOTIFICATION AND CERTIFICATION. Each Lender shall notify the Borrowers of any event occurring after the date hereof entitling such Lender to compensation under PARAGRAPH (A) or (B) of this SECTION 2.08(1) as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; PROVIDED that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this SECTION 2.08(1) in respect of any costs resulting from such event, only be entitled to payment under this SECTION 2.08(1) for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Borrowers a certificate setting forth the basis and amount of each request by such Lender for compensation under PARAGRAPH (A) or (B) of this SECTION 2.08(1). Determinations and allocations by any Lender for purposes of this SECTION 2.08(1) of the effect of any Regulatory Change pursuant to PARAGRAPH (A) of this
SECTION 2.08(1), or of the effect of capital maintained pursuant to PARAGRAPH
(B) of this SECTION 2.08(1), on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this SECTION 2.08(1), shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis.

                (2) LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Libor Base Rate for any Interest Period for any Eurodollar Loan:

                (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of Libor Base Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                (b) the Majority Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of Libor Base Rate upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrowers and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or such Loans shall be automatically Converted into Alternate Base Rate Loans.

                (3) ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrowers thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of SECTION 2.08(4) shall be applicable).

                (4) TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Alternate Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to SECTION 2.08(1) or 2.08(3), such Lender's Loans shall be automatically Converted into Alternate Base Rate Loans on the last day(s) of the then current Interest Period(s) for Loans (or, in the case of a Conversion resulting from a circumstance described in SECTION 2.08(3), on such earlier date as such Lender may specify to the Borrowers with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
SECTION 2.08(1) or 2.08(3) that gave rise to such Conversion no longer exist:

                (a) to the extent that such Lender's Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Loans shall be applied instead to its Alternate Base Rate Loans; and

                (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Alternate Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Alternate Base Rate Loans.

If such Lender gives notice to Borrowers with a copy to the Administrative Agent that the circumstances specified in SECTION 2.08(1) or 2.08(3) that gave rise to the Conversion of such Lender's Loans pursuant to this SECTION 2.08(4) no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Alternate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Alternate Base Rate Loans and Eurodollar Loans are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                (5) COMPENSATION. Borrowers shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

                (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to the Administrative Agent's or the Lenders' rights referred to in ARTICLE 10) on a date other than the last day of the Interest Period for such Loan; or

                (b) any failure by any Borrower for any reason to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given to the Administrative Agent in accordance with the terms of this Agreement.

Without limiting the effect of the preceding sentence, such compensation may include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein OVER (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender), or if such Lender shall cease to make such bids, the equivalent rate, as reasonably determined by such Lender, derived from Page 3750 of the Dow Jones Markets (Telerate) Service or other publicly available source as described in the definition of Libor Base Rate.

                (6) U.S. TAXES.

                (a) GROSS-UP FOR DEDUCTION OR WITHHOLDING OF U.S. TAXES. Each Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, PROVIDED that the foregoing obligation to pay such additional amounts shall not apply:

                (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in SECTION 11.24(2)) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

                (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes hereof, (A) "U.S. PERSON" means a citizen, national or resident of the United States of America, a corporation, limited liability company, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. TAXES" means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "FORM 1001" means Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "FORM 4224" means Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

                (b) EVIDENCE OF DEDUCTION, ETC. Within thirty (30) days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrowers shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

                (7) REPLACEMENT OF LENDERS. If any Lender requests compensation pursuant to SECTION 2.08(1) or 2.08(6), or any Lender's obligation to Continue Loans of any Type, or to Convert Loans of any Type into the other Type of Loan, shall be suspended pursuant to SECTION 2.08(2) or 2.08(3) (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "REQUESTING LENDER"), Borrowers, upon three (3) Business Days notice, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement and such Requesting Lender's Note to any bank or other financial institution (a "PROPOSED LENDER") identified by such Borrower that is satisfactory to the Administrative Agent (i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase (to the extent not paid by any Borrower), and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts accrued and payable hereunder to such Requesting Lender as of the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under SECTION 2.08(5) as if all of such Requesting Lender's Loans were being prepaid in full on such date) and (ii) if such Requesting Lender has requested compensation pursuant to SECTION 2.08(1) or 2.08(6), such Proposed Lender's aggregate requested compensation, if any, pursuant to SECTION 2.08(1) or 2.08(6) with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of SECTION 11.24(2), such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of any Borrower hereunder the agreements of Borrowers contained in SECTIONS 2.08(1), 2.08(6) and 11.05 (without duplication of any payments made to such

Requesting Lender by any Borrower or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this SECTION 2.08(7) with respect to the time prior to such replacement.

         Section 2.09 IMMEDIATE REPAIRS RESERVE.

                (1) Each Borrower acknowledges that on or prior to the date hereof, the Administrative Agent (on behalf of the Lenders) has caused each Project to be inspected and such inspection has revealed that certain Projects are in need of certain maintenance, repairs and/or remedial or corrective work (the "IMMEDIATE REPAIRS") as more particularly described on SCHEDULE 2.9 attached hereto. On or prior to the date hereof, the Borrowers shall establish with the Administrative Agent or at a financial institution designated by the Administrative Agent (on behalf of the Lenders), a reserve in the amount of $220,709 (the "IMMEDIATE REPAIRS RESERVE"). The Immediate Repairs Reserve shall be in the name of and under the sole dominion and control of the Administrative Agent (on behalf of the Lenders), subject only to the Lenders' obligations hereunder to advance or otherwise make available funds therefrom in accordance with this Agreement, and the Borrowers shall have no authority or power to make withdrawals from the Immediate Repairs Reserve. The amount required to be deposited in the Immediate Repairs Reserve by the Borrowers shall be deposited on the Borrowers' behalf by the Lenders' funding of said amount out of the proceeds of the Initial Advance on the date hereof. Borrowers shall cause the Immediate Repairs to be completed, performed, remediated and corrected to the satisfaction of the Administrative Agent (on behalf of the Lenders) and as necessary to bring the Project into compliance with all applicable laws, ordinances, rules and regulations on or before March 31, 2000. After March 31, 2000, the Administrative Agent (on behalf of the Lenders) shall not be obligated to release any funds on deposit in the Immediate Repairs Reserve prior to the repayment in full of the Loans and may apply such funds to either complete such Immediate Repairs or to satisfy Borrowers' obligations under the Loan Documents as determined by the Administrative Agent (on behalf of the Lenders) in its sole discretion.

                (2) So long as no Event of Default has occurred hereunder and is continuing, all sums in the Immediate Repairs Reserve shall be held by the Administrative Agent (on behalf of the Lenders) to pay the costs and expenses of completing the Immediate Repairs. The Immediate Repairs Reserve will be held by the Administrative Agent (on behalf of the Lenders) without interest and may be commingled with Lenders' own funds. Borrowers hereby grant to the Administrative Agent (on behalf of the Lenders) a security interest in the Immediate Repairs Reserve and in the event the Immediate Repairs Reserve is deposited with a financial institution other than the Administrative Agent, the Administrative Agent shall be a required signatory for such account. While an Event of Default or a Potential Default exists, the Administrative Agent shall not be obligated to permit advances to Borrowers of the Immediate Repairs Reserve, and while an Event of Default exists, the Administrative Agent shall be entitled, without notice to the Borrowers, to apply any funds in the Immediate Repair Reserve to satisfy Borrowers' obligations under the Loan Documents.

                (3) So long as no Event of Default has occurred and is continuing the Administrative Agent shall, to the extent that funds are available for such purpose in the Immediate Repairs Reserve, disburse to the Borrowers the amount paid or incurred by the Borrowers in completing, performing, remediating or correcting the Immediate Repairs upon (i) the receipt by the Administrative Agent of a written request from the Borrowers for disbursement from the Immediate Repair Reserve and a certification by the Borrowers that the applicable item of Immediate Repair has been completed in accordance with the terms of this Agreement; (ii) delivery to the Administrative Agent of invoices, receipts or other evidence satisfactory to the Administrative Agent (on behalf of the Lenders) verifying the costs of the Immediate Repair to be reimbursed or paid; (iii) delivery to the Administrative Agent of a certification from an inspecting architect, engineer or other consultant reasonably acceptable to the Administrative Agent describing the completed work, verifying the completion of the work and the value of the completed work and, if applicable, certifying that the applicable Project is, as a result of such work, in full compliance with all applicable laws, ordinances, rules and regulations relating to the Immediate Repair so performed; (iv) delivery to the Administrative Agent of title affidavits, title insurance endorsements, lien waivers or other evidence satisfactory to the Administrative Agent (on behalf of the Lenders) showing or insuring that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished materials or labor to any Project have been paid all amounts due for such labor and materials furnished and confirming the first priority lien of the Mortgages.

                (4) The Administrative Agent shall not be required to make advances from the Immediate Repair Reserve more frequently than once in any thirty (30) day period. In making any disbursement from the Immediate Repair Reserve, the Administrative Agent shall be entitled to rely on such request from the Borrowers without any inquiry into the accuracy, validity or contestibility of any such amount. In no event shall any Borrower be entitled to reimbursement of any costs with respect to any item of Immediate Repair in excess of the applicable amount set forth in SCHEDULE 2.9 attached hereto. The Immediate Repairs Reserve is solely for the protection of the Administrative Agent (on behalf of the Lenders) and entails no responsibility on the Administrative Agent's part beyond the payment of costs and expenses described in this paragraph in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit in the Immediate Repairs Reserve are insufficient to pay the costs of the Immediate Repairs, the Borrowers shall immediately deposit with the Administrative Agent any such deficiency. The Borrowers hereby grant to the Administrative Agent (on behalf of the Lenders) a power of attorney, coupled with an interest, to cause the Immediate Repairs to be completed, performed, remediated and corrected to the satisfaction of the Administrative Agent upon the Borrowers' failure to do so in accordance with the terms and conditions of this Agreement, and to apply the amounts on deposit in the Immediate Repairs Reserve to the costs associated therewith, all as the Administrative Agent may determine in its sole and absolute discretion but without obligation to do so.

                                    ARTICLE 3
                      INSURANCE, CONDEMNATION, AND IMPOUNDS

         Section 3.01 INSURANCE. Borrowers shall maintain insurance as follows:

                (1) CASUALTY; BUSINESS INTERRUPTION. Borrowers shall keep each Project insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance as reasonably required by the Administrative Agent. Borrowers shall keep each Project insured against loss by flood if such Project is located in an area identified by the Federal Emergency Management

Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the lesser of (i) the Allocated Loan Amount with respect to such Project or (ii) the maximum limit of coverage available under said act. Borrowers shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12)-months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to each Project. Borrowers shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to the Administrative Agent in all respects. The proceeds of insurance paid on account of any damage or destruction to any Project shall be paid to the Administrative Agent (subject to the rights of any ground lessor and/or any superior tenant which exist as of the date of this Agreement if approved by Administrative Agent) to be applied as provided in SECTION 3.02.

                (2) LIABILITY. Borrowers shall maintain (a) commercial general liability insurance with respect to each Project providing for limits of liability of not less than $5,000,000 per occurrence and per location in the aggregate covering bodily injury to or death of a person and for property damage with umbrella liability insurance providing for limits of not less than $5,000,000 per occurrence and $50,000,000 in the aggregate, and (b) such other liability insurance as reasonably required by the Administrative Agent (on behalf of the Lenders).

                (3) FORM AND QUALITY; ADDITIONAL INSURANCE. All insurance policies shall be endorsed in form and substance acceptable to the Administrative Agent to name the Administrative Agent (on behalf of the Lenders), with respect to the Projects, as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to the Administrative Agent, with respect to the Projects, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the applicable state where the Project is located, with a rating of "A-X" or better as established by Best's Rating Guide or "AA" or better as established by Standard & Poor's Group, Inc. (or an equivalent rating approved in writing by the Administrative Agent). Each policy shall provide that such policy may not be canceled or materially changed except upon thirty (30) days prior written notice of intention of non-renewal, cancellation or material change to Lender and that no act or thing done by any Borrower with respect to the Projects shall invalidate any policy as against the Administrative Agent or any Lender. The Administrative Agent (on behalf of the Lenders) reserves the right to require the Borrowers to obtain any additional insurance coverages as it may deem necessary or prudent to protect its interests, including, without limitation, insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping or similar apparatus, worker's compensation insurance, earthquake and/or sinkhole insurance and building ordinance or law coverage. If any Borrower fails to maintain insurance in compliance with this
SECTION 3.01(3), the Administrative Agent may obtain such insurance and pay the premium therefor and the Borrowers shall, on demand, reimburse the Administrative Agent for all expenses incurred in connection therewith. The Borrowers shall assign the policies or proofs of insurance to the Administrative Agent (on behalf of the Lenders), in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. The Borrowers shall deliver copies of all original policies certified to the Administrative Agent by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The proceeds of insurance policies coming into the possession of the Administrative Agent shall not be deemed trust funds, and the Administrative Agent shall be entitled to apply such proceeds as herein provided.

                (4) ADJUSTMENTS. The Borrowers shall give immediate written notice of any loss to the insurance carrier and to the Administrative Agent and shall give further notices from time to time with respect to settlement of any insurance claim therefor. Each Borrower hereby irrevocably authorizes and empowers the Administrative Agent, as attorney-in-fact for such Borrower coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Administrative Agent's expenses incurred in the collection of such proceeds. Nothing contained in this SECTION 3.01(4), however, shall require the Administrative Agent to incur any expense or take any action hereunder.

         Section 3.02 USE AND APPLICATION OF INSURANCE PROCEEDS. The Administrative Agent shall apply insurance proceeds to costs of restoring any Project or the Loans as follows:

                (1) if the loss is less than or equal to $100,000 for any Project, the Administrative Agent shall apply the insurance proceeds to restoration provided (a) no Event of Default or Potential Default exists, and
(b) the Borrowers promptly commence and are diligently pursuing restoration of the affected Project;

                (2) if the loss exceeds $100,000 for any Project, but is not more than 10% of the replacement value of the improvements (for Projects containing multiple phases or stand alone structures, such calculation to be based on the damaged phase or structure, not the applicable Project as a whole), the Administrative Agent shall apply the insurance proceeds to restoration provided that at all times during such restoration (a) no Event of Default or Potential Default exists; (b) the Administrative Agent determines that there are sufficient funds available to restore and repair the affected Project to a condition approved by the Administrative Agent; (c) the Administrative Agent determines that the Net Operating Income of the Project during restoration will be sufficient to pay Adjusted Debt Service; (d) the Administrative Agent determines (based on leases which will remain in effect after restoration is complete) that after restoration the Debt Service Coverage for the Projects will be at least equal to 1:30 to 1:00 and the Cash on Cash Return for the Projects will be at least equal to eleven percent (11%); (e) the Administrative Agent determines that restoration and repair to a condition approved by the Administrative Agent will be completed within six (6) months after the date of loss or casualty and in any event ninety (90) days prior to the Maturity Date; and (f) the Borrowers promptly commence and diligently pursue restoration of the affected Project;

                (3) if the conditions set forth above are not satisfied or the loss exceeds the maximum amount specified in SECTION 3.02(2) above, in the Administrative Agent's sole discretion, the Administrative Agent may (subject to the approval of the Majority Lenders) apply any insurance proceeds it may receive to the payment of the Loans or allow all or a portion of such proceeds to be used for the restoration of the affected Project; and

                (4) insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances, including, as applicable, the Additional Advance conditions under SCHEDULE 2.1.

         Section 3.03 CONDEMNATION AWARDS. The Borrowers shall immediately notify the Administrative Agent of the institution of any proceeding for the condemnation or other taking of any Project or any portion thereof. The Administrative Agent may participate in any such proceeding and the Borrowers will deliver to the Administrative Agent (on behalf of the Lenders) all instruments necessary or required by the Administrative Agent to permit such participation. Without the Administrative Agent's prior consent (subject to the approval of the Majority Lenders), the Borrowers (a) shall not agree to any compensation or award, and (b) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of a Project or any part thereof are hereby assigned to and shall (to the extent such moneys are not required to be applied differently under any applicable Leasehold Property Lease approved by Administrative Agent) be paid to the Administrative Agent (on behalf of the Lenders). The Borrowers hereby authorize the Administrative Agent (on behalf of the Lenders) to collect and receive such awards and compensation, to give proper receipts and acquaintances therefor, and in the Administrative Agent's sole discretion (to the extent such moneys are not required to be applied differently under any applicable Leasehold Property Lease approved by Administrative Agent) to apply the same toward the payment of the Loans, notwithstanding that the Loans may not then be due and payable, or to the restoration of the affected Project; PROVIDED, HOWEVER, THAT, if the award is less than or equal to $100,000 and the Borrowers request that such proceeds be used for the restoration of the remaining portions of such a Project or non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, the Administrative Agent will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds pursuant to SECTION
3.02 hereof, provided there exists no Potential Default or Event of Default. The Borrowers, upon request by the Administrative Agent, shall execute all instruments requested to confirm the assignment of the awards and compensation to the Administrative Agent, free and clear of all liens, charges or encumbrances.

         Section 3.04 IMPOUNDS. After the occurrence of an Event of Default, the Borrowers shall deposit with the Administrative Agent (on behalf of the Lenders), monthly, one-twelfth (1/12th) of the annual charges for ground or other rent, if any, and real estate taxes, assessments and similar charges relating to the Projects. Upon the occurrence of an Event of Default, the Borrowers shall deposit with the Administrative Agent a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of the Administrative Agent's good faith estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at the Administrative agent's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by the Administrative Agent, without interest, and may be commingled with the Administrative Agent's general funds.

The Borrowers hereby grant to the Administrative Agent (on behalf of the Lenders), a security interest in all funds so deposited with the Administrative Agent for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loans or any other charges affecting the security of the Administrative Agent and the Lenders, as the Administrative Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by the Administrative Agent. The Borrowers shall furnish the Administrative Agent with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time after the occurrence of an Event of Default, the amount on deposit with the Administrative Agent required to be maintained pursuant to this SECTION 3.04, together with amounts to be deposited by the Borrowers before such charges are payable, is insufficient to pay such charges, Borrowers shall deposit any deficiency with the Administrative Agent immediately upon demand. So long as no Event of Default has occurred, the Administrative Agent shall pay such charges when the amount on deposit with the Administrative Agent is sufficient to pay such charges and the Administrative Agent has received a bill for such charges.

                                    ARTICLE 4
                              ENVIRONMENTAL MATTERS

         Section 4.01 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

                (1) "ENVIRONMENTAL LAWS" means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.

                (2) "HAZARDOUS MATERIALS" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks,
(f) any explosive or radioactive substances, (g) lead or lead-based paint, or
(h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

         Section 4.02 REPRESENTATIONS AND WARRANTIES ON ENVIRONMENTAL MATTERS. To Borrowers' knowledge, except as set forth in any Site Assessment or set forth on SCHEDULE 4.02 attached hereto:

                (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about any Project or any property adjacent to any Project (except for cleaning and other products currently used in connection with the routine maintenance or repair of a Project in full compliance with Environmental Laws):

                (2) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of each Project does not, and did not previously, violate any Environmental Laws: and

                (3) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with any Project concerning Hazardous Materials or Environmental Laws.

         Section 4.03 COVENANTS ON ENVIRONMENTAL MATTERS.

                (1) Borrowers shall (a) comply strictly and in all respects with applicable Environmental Laws; (b) notify the Administrative Agent immediately upon any Borrower's discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting any Project; (c) promptly remove such Hazardous Materials and remediate any Project in full compliance with Environmental Laws and in accordance with the recommendations and specifications of an independent environmental consultant approved by the Administrative Agent; and (d) promptly forward to the Administrative Agent copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect any Borrower or any Project.

                (2) Borrowers shall not cause, shall prohibit any other Person within the Control of any Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from (a) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about any Project or the transportation of any Hazardous Materials to or from any Project (except for cleaning and other products used in connection with routine maintenance or repair of such Project in full compliance with Environmental Laws), (b) installing any underground storage tanks at any Project, or (c) conducting any activity that requires a permit or other authorization under Environmental Laws unless the Borrower shall have first obtained all requisite governmental permits, authorizations and consents, if any.

                (3) Borrowers shall provide to the Administrative Agent, at Borrowers' expense promptly upon the written request of the Administrative Agent from time to time, a Site Assessment or, if required by the Administrative Agent, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within any Project. Borrowers shall pay the cost of no more than one such Site Assessment or update in any twelve (12)-month period, unless the Administrative Agent's request for a Site Assessment is based on information provided under
SECTION 4.02 above, a reasonable suspicion of Hazardous Materials at or near the Project, a breach of representations under SECTION 4.02, or an Event of Default, in which case any such Site Assessment or update shall be at the Borrowers' expense.

         Section 4.04 ALLOCATION OF RISKS AND INDEMNITY. As between the Borrowers, the Administrative Agent and the Lenders, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting any Project, shall lie solely with the Borrowers. Accordingly, the Borrowers shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by the Administrative Agent or by law. The Borrowers shall indemnify, defend and hold the Administrative Agent and the Lenders harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about any Project, or a breach of any representation, warranty or covenant contained in this ARTICLE 4, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent, or comparative negligence of the Administrative Agent and Lenders; however, the Borrowers shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results from the Administrative Agent's or any Lender's gross negligence or willful misconduct. The Borrowers' obligations under this SECTION 4.04, shall arise upon the discovery of the presence of any Hazardous Material, whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the relevant Site Assessment and shall continue notwithstanding the repayment of the Loans or any transfer or sale of any right, title and interest in the Project (by foreclosure, deed in lieu of foreclosure or otherwise), provided the same was not caused by the acts of Administrative Agent, the Lenders, and/or their respective agents, employees and/or contractors (and provided further, that omissions to act of Administrative Agent, Lenders, and/or their respective agents, employees and/or contractors shall not be deemed to be the causation of the presence of any such Hazardous Materials).

         Section 4.05 NO WAIVER. Notwithstanding any provision in this ARTICLE 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, the Administrative Agent and the Lenders do not waive and expressly reserves all rights and benefits now or hereafter accruing to the Administrative Agent and/or the Lenders under the "security interest" or "secured creditor" the Administrative Agent and/or any exception under applicable Environmental Laws, as the same may be amended. No action taken by the Administrative Agent and/or any Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."

                                    ARTICLE 5
                                 LEASING MATTERS

         Section 5.01 REPRESENTATIONS AND WARRANTIES ON LEASES. Each Borrower represents and warrants to the Administrative Agent and the Lenders with respect to all Leases that:

                (1) to Borrower's knowledge, the rent rolls delivered to the Administrative Agent are true and correct, and the Leases are valid and in full force and effect;

                (2) the Leases (including amendments) are in writing, and there are no oral agreements with respect thereto;

                (3) the copies of the Leases delivered to the Administrative Agent are true and complete;

                (4) except as shown on the rent roll delivered to the Administrative Agent by the Borrowers or on SCHEDULE 5.01 annexed hereto, to Borrower's knowledge, neither the landlord nor any tenant is in default under any of the Leases beyond the expiration of any applicable notice and cure period in the performance of any of its material obligations;

                (5) Borrower has not received or given any notice of termination or default with respect to any Lease that remains outstanding;

                (6) Borrower has not assigned or pledged any of the Leases, the rents or any interests therein for any Project (which assignment or pledge remains in effect as of the date of this Agreement) except to the Administrative Agent (on behalf of the Lenders);

                (7) except as set forth in the rent rolls or as set forth on the attached SCHEDULE 5.01, delivered to the Administrative Agent, no tenant or other party has an option to purchase right of first refusal or offer with respect to all or any portion of any Project;

                (8) except as set forth in the rent rolls or as set forth on the attached SCHEDULE 5.01, no tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease; and

                (9) except as set forth in the rent rolls or as set forth on the attached SCHEDULE 5.01, no tenant has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to two month's rent).

         Section 5.02 STANDARD LEASE FORM; APPROVAL RIGHTS. All Leases and other rental arrangements entered into or otherwise amended or modified during the Term of the Loan shall in all respects be approved by the Administrative Agent and shall be on a standard lease form approved by the Administrative Agent with respect to each Project with no material modifications (except as approved by the Administrative Agent). Such lease form shall provide that the tenant shall attorn to the Administrative Agent (on behalf of the Lenders), and that any cancellation, surrender, or amendment of such Lease without the prior written consent of the Administrative Agent shall be voidable by the Administrative Agent. Administrative Agent, upon request by Borrowers, will provide non-disturbance agreements in form and substance reasonably acceptable to Administrative Agent, to all tenants under leases hereafter entered into, within twenty (20) days after such request, provided Administrative Agent approves such Lease. The Borrowers shall hold in trust, all tenant security deposits in a segregated account, and, to the extent required by applicable law or any Lease, shall not commingle any such funds with any other funds of the Borrowers. Within ten (10) days after the Administrative Agent's request, the

Borrowers shall furnish to the Administrative Agent a statement of all tenant security deposits, and copies of all Leases not previously delivered to the Administrative Agent, certified by the Borrowers as being true and correct. Notwithstanding anything to the contrary contained in this paragraph, the Administrative Agent's approval shall not be required for future Leases or Lease extensions if the following conditions are satisfied: (a) there exists no Potential Default or Event of Default; (b) the Lease is on the standard lease form approved by the Administrative Agent with no material modifications; (c) the Lease does not conflict with any restrictive covenant affecting such Project or any other lease for space in such Project; (d) the leased premises, when combined with all other space in the Project leased to the same tenant or any affiliate thereof, are not greater than ten percent (10%) of the rentable square feet contained in such Project and such leased premises do not constitute ten percent (10%) or more of the gross revenues from such Project, and the lease term is at least twelve (12) months (but not more than one hundred twenty (120) months); and (e) the effective rental rate is at least equal to the then prevailing market rents for similar properties in the market where such Project is located for the entire term of the Lease.

         Section 5.03 COVENANTS. The Borrowers (a) shall perform the obligations which each Borrower is required to perform under the applicable Leases; (b) shall enforce the material obligations to be performed by the tenants thereunder; (c) shall promptly furnish to the Administrative Agent any notice of default or termination received by any Borrower from any tenant, and any notice of default or termination given by any Borrower to any tenant; (d) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent; (e) shall cause each and every tenant of the Projects to deliver all payments of rent or other amounts due under the Leases to the landlord to be paid in accordance with the terms and provisions of the Lockbox Agreement; (f) shall not enter into any ground lease or master lease of any part of any Project; (g) shall not further assign or encumber any Lease; (h) shall not, except with the Administrative Agent's prior written consent, cancel or accept surrender or termination of any Lease; and (i) shall not, except with the Administrative Agent's prior written consent, modify or amend any Lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the Lease), and any action in violation of clauses (e), (f), (g), (h) and (i) of this SECTION 5.03 shall be void at the election of the Administrative Agent in its sole discretion.

         Section 5.04 TENANT ESTOPPELS. At the Administrative Agent's request, Borrowers shall obtain and furnish to the Administrative Agent (on behalf of the Lenders), (a) written estoppels in form and substance reasonably satisfactory to the Administrative Agent, executed by tenants under Leases in each Project and confirming the term, rent, and other provisions and matters relating to the Leases and (b) written subordination and attornment agreements, in form and substance satisfactory to the Administrative Agent, executed by tenants under leases in the Project, whereby, among other things, such tenants subordinate their interest in the Project to the Loan Documents and agree to attorn to the Administrative Agent (on behalf of the Lenders) and its successors and assigns upon foreclosure or other transfer of the Project after an Event of Default.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Administrative Agent and the Lenders as to itself that:

         Section 6.01 ORGANIZATION AND POWER. Borrower and each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and each Borrower is in compliance with all legal requirements applicable to doing business in the state where each Project owned by the applicable Borrower is located. Borrower is not a "foreign person" within the meaning of ss. 1445(f)(3) of the Internal Revenue Code.

         Section 6.02 VALIDITY OF LOAN DOCUMENTS. The execution, delivery and performance by Borrower and each Borrower Party of the Loan Documents to which it is a signatory:

                (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and

                (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrowers and each Borrower Party which is a party thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

         Section 6.03 LIABILITIES; LITIGATION; DEBT.

                (1) The financial statements delivered to the Administrative Agent by Borrowers and each Borrower Party are true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, (i) there are no liabilities (fixed or contingent) affecting any Project other than customary liabilities related to the ownership of real estate, such as leases, management, landscape and maintenance contracts, and (ii) there are no liabilities (fixed or contingent) affecting Borrowers or any Borrower Party required to be disclosed according to GAAP that have not been disclosed in such financial statements. Except as disclosed in such financial statements or as disclosed on SCHEDULE 6.03 annexed hereto, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of any Borrower, threatened, against any Project, Borrower or any Borrower Party which if adversely determined could have a material adverse effect on such party, any Project or the Loans.

                (2) Neither any Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither any Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

         Section 6.04 TAXES AND ASSESSMENTS. Each Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. To Borrowers' best knowledge, there are no pending or proposed, special or other assessments for public improvements or otherwise affecting any Project, nor are there any contemplated improvements to any Project that may result in such special or other assessments.

         Section 6.05 OTHER AGREEMENTS; DEFAULTS. Except as disclosed on
SCHEDULE 6.05 annexed hereto, neither any Borrower nor any Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect any Project or the business, operations, or condition (financial or otherwise) of any Borrower or any Borrower Party. Except as disclosed on SCHEDULE 6.05 annexed hereto, neither any Borrower nor any Borrower Party is in violation of any agreement which violation would have a material adverse effect on any Project, Borrower, or any Borrower Party or Borrower's or Borrower Party's business, properties, or assets, operations or condition, financial or otherwise.

         Section 6.06 COMPLIANCE WITH LAW. Each Borrower has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate each Project and carry on its business except as may be disclosed in written reports delivered to Administrative Agent prior to the date hereof, and, except for the Immediate Repairs and as disclosed in the engineering and structural reports delivered by the Borrowers to the Administrative Agent prior to the Closing Date, to the best knowledge of Borrowers each Project is in compliance in all material respects with all applicable legal requirements and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear. Except as disclosed on Schedule 6.06 annexed hereto, no Project constitutes, in whole or in part, a legally non-conforming use under applicable legal requirements;

                (1) To Borrowers' knowledge, no condemnation has been commenced or, to Borrowers' knowledge, is contemplated with respect to all or any portion of any Project or for the relocation of roadways providing access to any Project; and

                (2) To Borrowers' knowledge, each Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of each Project are located in the public right-of-way abutting such Project, and all such utilities are connected so as to serve such Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting such Project. All roads necessary for the full utilization of each Project for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

         Section 6.07 LOCATION OF BORROWER. Each Borrower's principal place of business and chief executive offices are located at 110 West A Street, San Diego, California 92101-3711.

         Section 6.08 ERISA. No Borrower has established any pension plan for employees which would cause such Borrower to be subject to the Employee Retirement Income Security Act of 1974, as amended.

         Section 6.09 MARGIN STOCK. No part of proceeds of the Loan will be used for purchasing or acquiring any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         Section 6.10 TAX FILING. Each Borrower and each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by each Borrower and each Borrower Party, respectively.

         Section 6.11 SOLVENCY. Giving effect to the Loans, the fair saleable value of each Borrower's assets exceeds and will, immediately following the making of the Loans, exceed such Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Borrower's assets is and will, immediately following the making of the Loans, be greater than such Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Each Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Each Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by each Borrower and the amounts to be payable on or in respect of obligations of each Borrower).

         Section 6.12 FULL AND ACCURATE DISCLOSURE. Subject to any qualification to such statement as to the knowledge of Borrowers or Borrower Parties, no statement of fact made by or on behalf of any Borrower or any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to any Borrower which has not been disclosed to the Administrative Agent which adversely affects, nor as far as any Borrower can foresee, might adversely affect, in any material respect any Project or the business, operations or condition (financial or otherwise) of any Borrower or any Borrower Party.

         Section 6.13 SINGLE PURPOSE ENTITY. Each Borrower (other than BPOP) is and has at all times since its formation been a Single Purpose Entity.

         Section 6.14 MANAGEMENT AGREEMENT. The Management Agreements are the only management agreement in existence with respect to the operation or management of the Projects. The copies of the Management Agreements delivered to the Administrative Agent are true and correct, and such agreements have not been amended or modified. To the best of Borrowers' knowledge, neither party to such agreement is in default under such agreement and the applicable Manager has no defense, offset right or other right to withhold performance under or terminate such agreement.

         Section 6.15 YEAR 2000 COMPLIANCE. The Borrowers are aware of the potential effect of the problem generally known as "Year 2000 computer-related dysfunction" ("YEAR 2000 PROBLEM"). All computers and computer-dependent systems of each Borrower, and to the best knowledge of each Borrower, its suppliers and vendors, and such systems used in or in connection with the Projects, are, or will be, on or before December 1, 1999, able to function notwithstanding Year 2000 Problem. The Borrowers will promptly notify the Administrative Agent in the event any Borrower discovers or determines that any of the above-referenced computers or systems will not be Year 2000 compliant prior to December 1, 1999.

         Section 6.16 JV PROPERTIES; NO LIENS

         Other than with respect to the deed of trust on the Point Loma property in the approximate outstanding principal amount of $14,250,000, there are no Liens on the JV Properties other than mechanics' liens and other minor encumbrances that, as to any JV Property, are not material.

         Section 6.17 LEASEHOLD PROPERTIES

         Other than the Leasehold Property Leases described on EXHIBIT F, attached hereto and made a part hereof, no Project is subject to any ground leases or any other leases where a Borrower is the lessee thereunder. The Borrowers have delivered to the Administrative Agent (on behalf of the Lenders) true, correct and complete copies of all Leasehold Property Leases on or prior to the date hereof. With respect to the Leasehold Property Leases described on EXHIBIT F, except as set forth on SCHEDULE 6.17 annexed hereto:

                (1) Each such Leasehold Property Lease or memorandum thereof, including all amendments and modifications thereto, or a separate agreement signed by the applicable lessor has been duly recorded; each such Leasehold Property Lease by its terms (or pursuant to a written consent from the applicable lessor thereunder which has been obtained) permits the interest of the respective Borrower to be encumbered by the applicable Mortgage; and there has been no material change in the terms of such Leasehold Property Lease since its recordation other than as set forth in EXHIBIT F;

                (2) Except shown on the applicable Title Policy, no Leasehold Property Lease is subject to any Liens or encumbrances other than the related Mortgage;

                (3) Each such Leasehold Property Lease is valid and subsisting and is in full force and effect in accordance with its terms and no uncured event of default or event or condition which, with the giving of notice, the passage of time or both, would constitute an event of default has occurred under such Leasehold Property Lease;

                (4) The Mortgage encumbering each Leasehold Property Lease conforms and complies with such Leasehold Property Lease (or applicable written consent from the lessor thereunder), does not constitute a violation or default under such Leasehold Property Lease, and is and shall at all times constitute a valid Lien on the relevant Borrower's entire estate under such Leasehold Property Lease;

                (5) All Leasehold Property Rent due and payable through and including the Closing Date has been paid; and

                (6) All material terms, conditions, and agreements contained in the Leasehold Property Leases have been performed to the extent they apply to periods through and including the Closing Date.

         Section 6.18 REIT MATTERS. BPPI has, at all times during its existence, met the requirements for qualification and taxation as a REIT under the Code and, to the best knowledge of BPPI, its method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

                                    ARTICLE 7
                    FINANCIAL REPORTING; FINANCIAL COVENANTS

         Section 7.01 FINANCIAL STATEMENTS.

                (1) Intentionally Omitted.

                (2) QUARTERLY REPORTS. Within forty-five (45) days after the end of each calendar quarter, the Borrowers shall furnish to the Administrative Agent (on behalf of the Lenders) a detailed operating statement (showing quarterly activity and year-to-date) stating Operating Revenues, Operating Expenses, operating income and net cash flow for the calendar quarter just ended including a comparison of such Operating Revenues and Operating Expenses to budget. Each such quarterly report shall also include calculations certified by Borrower for such quarter of each of the financial covenants contained in
SECTION 7.06 through SECTION 7.12, inclusive, together with sufficient information for Administrative Agent to make the determinations provided for in such sections.

                (3) ANNUAL REPORTS. Within ninety (90) days after the end of each fiscal year of the Borrowers' operation of each Project, the Borrowers shall furnish to the Administrative Agent (on behalf of the Lenders) a current (as of the end of such fiscal year) balance sheet, a detailed operating statement stating Operating Revenues, Operating Expenses, and net cash flow for the Borrowers and each of the Projects, and, if required by the Administrative Agent, prepared on a review basis and certified by an independent public accountant satisfactory to the Administrative Agent.

                (4) CERTIFICATION; SUPPORTING DOCUMENTATION. Each such financial statement shall be in scope and detail satisfactory to the Administrative Agent and certified by the chief financial representative of Borrowers.

         Section 7.02 ACCOUNTING PRINCIPLES. All financial statements shall be prepared in accordance with sound accounting principles applicable to commercial real estate, consistently applied from year to year. If the financial statements are prepared on an accrual basis, such statements shall be accompanied by a reconciliation to cash basis accounting principles.

         Section 7.03 OTHER INFORMATION. The Borrowers shall deliver to the Administrative Agent such additional information regarding any Borrower, its subsidiaries, its business, any Borrower Party, the JV Entities, the JV Properties and the Projects within thirty (30) days after the Administrative Agent's request therefor.

         Section 7.04 ANNUAL BUDGET. At least fifteen (15) days prior to the commencement of each fiscal year, the Borrowers will provide to the Administrative Agent (on behalf of the Lenders) its proposed annual operating and capital improvements budget for the Projects, and the JV Properties for such fiscal year for review and approval by Lender.

         Section 7.05 AUDITS. The Administrative Agent shall have the right to choose and appoint a certified public accountant to perform financial audits as it deems necessary, at Borrowers' expense if Borrowers shall fail to deliver the reports and materials provided for in SECTION 7.01 above and such failure shall continue beyond the period set forth in this Agreement for the cure of covenants hereunder. The Borrowers shall permit the Administrative Agent to examine such records, books and papers of Borrowers which reflect upon their financial condition and the income and expense relative to any Project.

         Section 7.06 FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio as of the end of each fiscal quarter shall be not less than 1.50 to 1.00 as confirmed by Administrative Agent.

         Section 7.07 INTEREST COVERAGE RATIO. The Interest Coverage Ratio as of the end of each fiscal quarter shall be not less than 1.75 to 1.00 as confirmed by Administrative Agent.

         Section 7.08 CONSOLIDATED LOAN TO VALUE RATIO. The Consolidated Loan to Value Ratio as of the end of each fiscal quarter shall not exceed 65% as confirmed by Administrative Agent based on the last four (4) completed fiscal quarters on a trailing four (4) quarter basis.

         Section 7.09 LEVERAGE RATIO. The Leverage Ratio as of the end of each fiscal quarter shall be not less than 8.00 to 1.00 as confirmed by Administrative Agent based on the last four (4) completed fiscal quarters on a trailing four (4) quarter basis.

         Section 7.10 NET WORTH REQUIREMENT. The Borrower Net Worth as of the end of each fiscal quarter shall be in an amount at least equal to eighty-five (85%) of the sum of (a) the Borrower Net Worth as of the date hereof and (b) the net proceeds of any Equity Offerings made after the date hereof, as confirmed by Administrative Agent based on the last four (4) completed fiscal quarters on a trailing four (4) quarter basis.

         Section 7.11 PORTFOLIO COVENANTS. With respect to the Projects, as of the end of each fiscal quarter (i) the Debt Service Coverage shall be at least
1.2 to 1.00 and (ii) Cash on Cash Return shall be at least 11% as determined by Administrative Agent (on behalf of the Lender).

         Section 7.12 JV COVENANTS. As of the end of each fiscal quarter, BPP Retail shall have a ratio, expressed as a percentage of Debt to Book Value equal to or less than fifty percent (50%).

                                    ARTICLE 8
                                    COVENANTS

         Each Borrower covenants and agrees with the Administrative Agent and the Lenders to do as follows:

         Section 8.01 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Without the prior written consent of the Administrative Agent and the Lender (to the extent required under SECTION 11.02 hereof), except in connection with Partial Releases permitted under this Agreement:

                (1) Neither any Borrower nor any other Person having a direct or indirect ownership or beneficial interest in any Borrower, in BPE, or in either P&V Owner shall (a) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in any Project or any part thereof or any partnership or any other ownership interest in any Borrower, BPE or either P&V Owner, or any rights to receive distributions from BPE, BPOP or the P&V Owners;
(b) further encumber, alienate, grant a Lien or grant any other interest in any Project or any part thereof or any partnership or other ownership interest in any Borrower, BPE or either P&V Owner, or any rights to receive distributions from BPE, BPOP or the P&V Owners, whether voluntarily or involuntarily; or (c) enter into any easement or other agreement granting rights in or restricting the use or development of any Project (except for immaterial utilities and the like) or permit the same or agree to the same.

                (2) No new general partner, member, or limited partner having the ability to Control the affairs of any Borrower, BPE or either P&V Owner shall be admitted to or created in any Borrower, BPE or either P&V Owner (nor shall any existing general partner or member or Controlling limited partner withdraw from any Borrower, BPE or either P&V Owner ), and no change in the organizational documents of any Borrower, BPE or either P&V Owner relating to Control over such Borrower, BPE or either P&V Owner and/or any Project shall be effected.

                (3) BPPI shall at all times, whether directly or indirectly, Control the Borrowers, BPE, the P&V Owner and the operation and management of the Projects, the JV Properties and the P&V Sale Properties.

                (4) As used in this SECTION 8.01, "transfer" shall include the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of (a) any Project, (b) any partnership interest in any partner in any Borrower that is a partnership, (c) any voting stock in any partner in Borrower that is a corporation, and (d) any membership interest of a member of any Borrower that is a limited liability company; PROVIDED, HOWEVER, THAT, "transfer" shall not include (i) the leasing of individual units within any Project so long as the Borrowers comply with the provisions of the Loan Documents relating to such leasing activity, (ii) the sale, transfer, pledge or assignment of any limited partnership interest or non-managing member interest in any Borrower or Borrower Party or in any direct or indirect general managing member of any Borrower or Borrower Party, (iii) the creation of any Lien on any Non-Mortgaged Properties other than the P&V Sale Properties, or (iv) the sale, transfer, pledge or assignment of any beneficial ownership interests in BPPI,
(v) so long as there is no violation of SECTIONS 8.01(2), 8.01(3) and 8.03 after giving effect to the transactions described in clauses (i) through (iv) of this
Section 8.01(4).

         Section 8.02 TAXES; CHARGES. The Borrowers shall pay, before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon any Project or become payable during the term of the Loans, and will promptly furnish the Administrative Agent with evidence of such payment; however, (i) the Borrowers may unless such taxes have become a Lien on any Project and, in all cases, before any penalty or interest accrues thereon, contest (or continue to contest) the validity or amount of any such taxes or any related tax assessment so long as (a) the Borrowers notify the Administrative Agent that they intend to contest such taxes, (b) Borrowers are diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and (c) adequate reserve or other appropriate provision shall have been made therefor to the extent required by GAAP, the Borrowers' compliance with SECTION 3.04 of this Agreement relating to impounds for taxes and assessments shall, with respect to payment of such taxes and assessments, be deemed compliance with this SECTION 8.02. The Borrowers shall not suffer or permit the joint assessment of any Project with any other real property constituting a separate tax lot or with any other real or personal property. The Borrowers shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on any Project; however, the Borrowers may contest the validity of such claims and demands so long as (a) the Borrowers notify the Administrative Agent that they intend to contest such claim or demand, (b) the Borrowers provide the Administrative Agent with an indemnity, bond or other security satisfactory to the Administrative Agent (including an endorsement to the Administrative Agent's title insurance policy insuring against such claim or demand) assuring the discharge of the Borrowers' obligations for such claims and demands, including interest and penalties, and (c) the Borrowers are diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which such Project is scheduled to be sold for non-payment.

         Section 8.03 CONTROL; MANAGEMENT. There shall be no change in the day-to-day Control and management of any Borrower or Borrower Party without the prior written consent of the Administrative Agent; provided, however, that a change in the day-to-day control and management of any Borrower, BPE or either P&V Owner shall not be deemed to have occurred hereunder if and for so long as BPPI has direct or indirect Control over the Borrowers, BPE and the P&V Owners. The Borrowers shall not terminate, replace or appoint any Manager or terminate or amend any Management Agreement for the Projects without the Administrative Agent's prior written approval which approval shall not be unreasonably, withheld, delayed or conditioned. Any change in ownership or Control of the Manager shall be cause for the Administrative Agent to re-approve such Manager and Management Agreement. If at any time the Administrative Agent consents to the appointment of a new manager, such new manager and the applicable Borrower shall, as a condition of the Administrative Agent's consent, execute a Property Manager's Consent and Subordination of Management Agreement in the form then used by the Administrative Agent. Each Manager shall hold and maintain all necessary licenses, certifications and permits required by law. The Borrowers shall fully perform all of its covenants, agreements and obligations under each Management Agreement. The Borrowers shall:

                (1) cause each Manager to perform in all material respects all of its covenants, agreements and obligations under the applicable Management Agreements;

                (2) give prompt notice to the Administrative Agent of any material notice of default under any Management Agreement by Manager when received or delivered by Manager in connection with or otherwise affecting a Project together with a complete copy of any such notice;

                (3) not terminate or materially modify, alter or amend the terms of any Management Agreement in connection with or otherwise affecting a Project without the prior written consent of the Administrative Agent or as expressly permitted hereunder;

                (4) not take any action that is in contravention of the Manager Subordination Agreement and Assignment of Contracts as it relates to the Management Agreement; and

                (5) appear in and defend any action growing out of or in any manner connected with any Management Agreement.

         Section 8.04 OPERATION; MAINTENANCE; INSPECTION. The Borrowers shall observe and comply with all legal requirements applicable to the ownership, use and operation of each Project, the non-compliance with which may have an adverse effect on the Borrowers on such Project. The Borrowers shall maintain each Project in good condition and promptly repair any damage or casualty. The Borrowers shall permit the Administrative Agent and the Lenders and its agents, representatives and employees, upon reasonable prior notice to the Borrowers, to inspect each Project and conduct such environmental and engineering studies as the Administrative Agent may require, provided such inspections and studies do not materially interfere with the use and operation of each Project.

         Section 8.05 TAXES ON SECURITY. The Borrowers shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Notes or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on the Administrative Agent or any Lender. If there shall be enacted any law (a) deducting the Loans from the value of the Projects for the purpose of taxation,
(b) affecting any Lien on any Project, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, the Borrowers shall promptly pay to the Administrative Agent, on demand, all taxes, costs and charges for which the Administrative Agent or any Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, the Administrative Agent may (and on request of the Majority Lenders shall) declare all amounts owing under the Loan Documents to be immediately due and payable.

         Section 8.06 LEGAL EXISTENCE; NAME, ETC. The Borrowers and each Borrower Party shall preserve and keep in full force and effect, entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of each Project or its assets, as applicable. Neither the Borrowers nor any Borrower Party shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any Subsidiary or Affiliate of any Borrower to do so. The Borrowers and each

Borrower Party shall conduct business only in its own names and shall not change such name, identity, or organizational structure, or the location of its chief executive office or principal place of business unless the Borrowers or such Borrower Party (a) shall have obtained the prior written consent of the Administrative Agent to such change, and (b) shall have taken all actions necessary or requested by the Administrative Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. For so long as the Projects owned by Cameron and Riley remain as Projects hereunder, Cameron and Riley shall maintain their existence as Single Purpose Entities.

         Section 8.07 AFFILIATE TRANSACTIONS. Without the prior written consent of the Administrative Agent, no Borrower shall engage in any transaction affecting any Project with any Affiliate of the Borrowers except for transactions for necessary and customary services for the operation and ownership of commercial real property at no more than normal and customary market rates payable to third parties for such services and provided that no contract for any such services shall have a term of greater than one (1) year;

         Section 8.08 LIMITATION ON OTHER DEBT. Neither BPPI nor any of its respective Subsidiaries shall guarantee, incur or assume any Debt (other than with respect to the Loans and any guarantees currently existing on a nonrecourse basis as of the date hereof which has been disclosed to the Administrative Agent in writing prior to the Closing Date) of any Person on a recourse basis, in excess of $95,000,000 in the aggregate.

         Section 8.09 FURTHER ASSURANCES. The Borrowers shall promptly (a) cure any defects in the execution and delivery of the Loan Documents, and (b) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as the Administrative Agent may reasonably request to further evidence and more fully describe the collateral for the Loans, to correct any omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

         Section 8.10 ESTOPPEL CERTIFICATES. The Borrowers, within ten (10) days after request, shall furnish to the Administrative Agent a written statement, duly acknowledged, setting forth the amount due on the Loans, the terms of payment of the Loans, the date to which interest has been paid, whether any offsets or defenses exist against the Loans and, if any are alleged to exist, the nature thereof in detail, and such other matters as the Administrative Agent reasonably may request.

         Section 8.11 NOTICE OF CERTAIN EVENTS. The Borrowers shall promptly notify the Administrative Agent of (a) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (b) any notice of default received by Borrowers under other obligations relating to any Project or otherwise material to the Borrowers' business; and (c) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between any Borrower and any governmental authority, affecting any Borrower or any Project.

         Section 8.12 INDEMNIFICATION. The Borrowers shall indemnify, defend and hold the Administrative Agent and each Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of their counsel, which may be imposed upon, asserted against or incurred by any of them relating to or arising out of (1) any Project or (2) any of the Loan Documents or the transactions contemplated thereby, including, without limitation, (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any of the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (b) any inspection, review or testing of or with respect to the Project, (c) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not the Administrative Agent or any Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loans) in any way related to the execution, delivery or performance of any Loan Document or to the Projects, (d) any proceeding instituted by any Person claiming a Lien with respect to one or more Projects or any other security or collateral granted by the Borrowers to the Administrative Agent or the Lenders, and (e) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the Loans, the Projects, or any of the transactions contemplated in the Loan Documents, including those arising from the joint, concurrent, or comparative negligence of the Administrative Agent or any Lender, except to the extent any of the foregoing is caused by the Administrative Agent's or any Lender's gross negligence or willful misconduct.

         Section 8.13 P&V SALE PROPERTIES. The Borrowers shall (or shall cause the applicable owner of the P&V Sale Properties to) use its best efforts to market and sell the P&V Sale Properties to third party purchasers. Upon the consummation of any sale of a P&V Sale Property, the Borrowers shall promptly pay to the Administrative Agent (on behalf of the Lenders) any and all P&V Net Sales Proceeds that it receives to be applied in accordance with SECTION 2.03(2) hereof.

         Section 8.14 LEASEHOLD PROPERTY LEASES. The Borrowers shall pay, promptly when due and payable before default (before the commencement of any "cure" or "grace" period), any and all Leasehold Property Rent. Upon notice from the Administrative Agent (which may only be given after the occurrence of an Event of Default or Potential Default), simultaneously with the making of each and every payment of Leasehold Property Rent payable after the delivery of such notice, the applicable Borrower shall simultaneously deliver to the Administrative Agent a copy of the check in the amount of such payment delivered to the payee.

                (1) The Borrowers shall perform and observe (before the commencement of any "cure" or "grace" period) all material terms, covenants, and conditions that any Borrower is required to perform and observe under the applicable Leasehold Property Lease and do everything necessary to preserve and to keep unimpaired and in full force and effect the applicable Leasehold Property Lease. No Borrower shall permit any Leasehold Property Lease to go into default (whether or not any cure period in the Leasehold Property Lease has expired).

                (2) The Borrowers shall enforce the material obligations of the applicable lessor under each Leasehold Property Lease so that such Borrower may at all times enjoy all its rights, benefits and privileges under the applicable Leasehold Property Lease.


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


                (3) The Borrowers shall not, without the Administrative Agent's consents, cause, agree to, permit or suffer, to occur any Leasehold Property Lease Impairment. Any Leasehold Property Lease Impairment made without the Administrative Agent's consent shall be null, void, and of no force and effect. Any party entering into or purportedly obtaining the benefit of such a purported Leasehold Property Lease Impairment is hereby placed on notice that no Borrower has the power or authority to cause, consent, or agree to such Leasehold Property Lease Impairment without the Administrative Agent's consent.

                (4) The Borrowers shall promptly deliver to the Administrative Agent a copy of any notice of default or termination, or demand for performance (other than routine bills for current Leasehold Property Rent) that it receives from any lessor under a Leasehold Property Lease. Each Borrower shall furnish to the Administrative Agent all information that any Lender may reasonably request from time to time concerning the Leasehold Property Leases and such Borrower's compliance with the Leasehold Property Leases. Each Borrower, immediately upon learning that any lessor under a Leasehold Property Lease has failed to perform any of the material terms and provisions under any Leasehold Property Lease (including by reason of a rejection of disaffirmance or purported rejection or disaffirmance of such Leasehold Property Lease pursuant to any state or federal bankruptcy law), shall notify the Administrative Agent thereof. Promptly after the Closing Date, and again promptly after execution of any amendment to the related Mortgage, each Borrower shall notify the applicable lessor of the execution and delivery of the related Mortgage or such amendment. Such notice shall set forth, verbatim, in a form satisfactory to the Administrative Agent, all provisions of the related leasehold Mortgage relating to Leasehold Property Lease Impairments. The Administrative Agent shall have the right, but not the obligation, to give any lessor under a Leasehold Property Lease at any time any notice described in this paragraph or otherwise relating to the related Mortgage.

                (5) The Borrowers shall promptly notify the Administrative Agent of any request that any party to a Leasehold Property Lease makes for arbitration or other dispute resolution procedure pursuant to such Leasehold Property Lease and of the institution of any such arbitration or dispute resolution. The Borrowers hereby authorize the Administrative Agent to participate in any such arbitration or dispute resolution. Such participation may, after the occurrence of an Event of Default or any Potential Default or, in the event the Administrative Agent determines in good faith that its Lien or Mortgage is threatened, at the Administrative Agent's option, be to the exclusion of, and in place of, any Borrower. The Borrowers shall promptly deliver to the Administrative Agent a copy of the determination of each such arbitration or dispute resolution mechanism.

                (6) If the Administrative Agent or its designee shall acquire or obtain a New Leasehold Property Lease, then no Borrower shall have any right, title or interest whatsoever in or to such New Leasehold Property Lease, or any proceeds or income arising from the estate arising under any such New Leasehold Property Lease, including from any sale or other disposition thereof. The Administrative Agent or its designee shall hold such New Leasehold Property Lease free and clear of any right or claim of any Borrower.

                (7) No Borrower shall elect to treat any Leasehold Property Lease as terminated, cancelled or surrendered pursuant to the applicable provisions of Title 11, United States Code, or any other similar state or federal statute for the relief of debtors, including any


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


assignment for the benefit of creditors or similar proceeding (including, but not limited to, Section 365(h)(1) thereof)(a "BANKRUPTCY PROCEEDING") without the Administrative Agent's prior written consent in the event of a Bankruptcy Proceeding affecting the lessor under any Leasehold Property Lease. In addition, the Borrowers shall, in the event of any Bankruptcy Proceeding affecting any lessor under any Leasehold Property Lease, reaffirm and ratify the legality, validity, binding effect and enforceability of the Leasehold Property Lease and shall remain in possession of the Project and the leasehold estate created by the Leasehold Property Lease, notwithstanding any rejection thereof by the lessor under the Leasehold Property Lease or any trustee, custodian or receiver.

                (8) Borrowers shall give the Administrative Agent not less than forty-five (45) days' prior written notice of the date on which any Borrower shall apply to any court or other governmental authority for authority and permission to reject any Leasehold Property Lease in the event that there shall be filed by or against any Borrower any petition, action or proceeding under Title 11, United States Code or under any other similar federal or state law now or hereafter in effect and if such Borrower determines to reject the Leasehold Property Lease, the Administrative Agent shall have the right, but not the obligation, to serve upon such Borrower within such forty-five (45) day period a notice stating that (i) the Administrative Agent demands that such Borrower assume and assign the Leasehold Property Lease to the Administrative Agent subject to and in accordance with Title 11, United States Code or any other similar federal or state law now or hereafter in effect and (ii) the Borrowers covenant to cure or provide reasonably adequate assurance thereof with respect to all defaults reasonably susceptible of being cured by the Administrative Agent (on behalf of the Lenders) and of future performance under the Leasehold Property Lease. If the Administrative Agent serves upon such Borrower the notice described above, such Borrower shall not seek to reject the Leasehold Property Lease and shall comply with the demand provided for in clause (i) above within five (5) Business Days after the notice shall have been given by the Administrative Agent.

                (9) The Administrative Agent (on behalf of the Lenders) shall have the right, but not the obligation, to proceed in its own name or in the name of any Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Leasehold Property Lease by the lessor thereunder as a result of a Bankruptcy Proceeding affecting any such lessor including, but not limited to, the right to file and prosecute, to the exclusion of Borrowers, any and all proofs of claims, complaints, notices and other documents in any case in respect of the lessor thereunder and pursuant to Title 11, United States Code or any other similar federal or state law now or hereafter in effect.

         Section 8.15 REIT MATTERS; DISTRIBUTIONS. Except as may be otherwise expressly permitted by this Agreement, neither any Borrower, nor any Borrower Party shall make any distributions or declare or pay any cash or non-cash dividends (including making any special distributions arising in connection with the sale of any of the real property assets of any of the Borrowers or in connection with any capital events) without the prior written consent of the Administrative Agent, PROVIDED, HOWEVER, THAT, Administrative Agent (on behalf of the Lenders) hereby consents to Cameron and Riley making distributions of any or all such proceeds to BPOP, and all such Persons may make distributions and declare or pay any such dividends necessary to


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


enable BPPI to satisfy the requirements for maintaining its qualification as a REIT under the Code.

         Section 8.16 INVESTMENT RESTRICTIONS. Subject to the limitations set forth herein, BPPI shall not at any time make or own any Investment in any Person that purchases, leases or owns any real property or other asset, except for Investments in retail shopping center properties and except as follows:

         (a) Investments in unimproved land not to exceed 2.5% of total assets or $25,000,000;

         (b) Investments in office buildings and related parking facilities not to exceed 5% of total assets or $50,000,000;

         (c) Investments in notes of any Person, which notes are secured by mortgages or deeds of trust on any real properties located in the United States not to exceed 2.5% of total assets or $25,000,000; and

         (d) Investments in real property that is under construction or development as a retail shopping center (but excluding tenant improvements and rehabilitation projects), and in any case not to exceed 10% of total assets or $100,000,000.

         Section 8.17 NO STOCK REPURCHASE. No Advances of the Loans shall be used by the Borrowers, any Borrower Party or its Affiliates for the purposes of purchasing or repurchasing any outstanding shares of stock or other equity or debt securities of BPPI. The Borrowers and any Borrower Party shall not be permitted to purchase the Stock or other equity or debt securities of BPPI, until after the sale of the P&V Sale Properties to a third-party in an arms-length transaction and the application of the P&V Net Sales Proceeds in accordance with the provisions of SECTION 2.03(2) hereof.

                                    ARTICLE 9
                                EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default under the
Loans:

         Section 9.01 PAYMENTS. The Borrowers' failure to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days after the date when due, or the Borrowers' failure to pay the Loans at the Maturity Date, whether by acceleration or otherwise.

         Section 9.02 INSURANCE. Borrowers' failure to maintain insurance as required under SECTION 3.01 of this Agreement.

         Section 9.03 SALE, ENCUMBRANCE, ETC. Subject to the terms and provisions of SECTION 2.04 hereof, the sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of any Project, or any interest therein, or of any interest in Borrower in violation of SECTION 8.01 of this Agreement.


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


         Section 9.04 SINGLE PURPOSE ENTITY. If Cameron or Riley breaches its covenant under SECTION 6.13 hereof.

         Section 9.05 TAXES. If any of the Taxes are not paid when the same are due and payable, subject to the Borrowers' right to contest such payments as provided in, and subject to the conditions in, SECTION 8.02 hereof.

         Section 9.06 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

         Section 9.07 OTHER ENCUMBRANCES. Any default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on a Project or any part thereof, which default continues beyond any applicable notice and cure period.

         Section 9.08 INVOLUNTARY BANKRUPTCY OR OTHER PROCEEDING. Commencement of an involuntary case or other proceeding against any Borrower or any Borrower Party (each, a "BANKRUPTCY PARTY") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

         Section 9.09 VOLUNTARY PETITIONS, ETC. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

         Section 9.10 CHASE FACILITY. An event of default shall have occurred under the Chase Loan Facility and any other agreements or loan documents executed in connection therewith.

         Section 9.11 IMMEDIATE REPAIRS. Borrowers failure to complete all of the Immediate Repairs by March 31, 2000, to the satisfaction of the Administrative Agent (on behalf of the Lenders).

         Section 9.12 COVENANTS. Any Borrower's failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents and not specified above, and the continuance of such failure for ten (10) days after notice by the Administrative Agent to any Borrower; however, subject to any shorter period for curing any failure by any Borrower as specified in any of the other Loan Documents, Borrowers shall have an additional forty-five (45) days to cure such failure if (a) such failure does not involve the


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


failure to make payments on a monetary obligation; (b) such failure cannot reasonably be cured within ten (10) days; (c) such Borrower is diligently undertaking to cure such default, and (d) such Borrower has provided the Administrative Agent with security reasonably satisfactory to the Administrative Agent against any interruption of payment or impairment of collateral as a result of such continuing failure. The notice and cure provisions of this
SECTION 9.12 do not apply to the Events of Default described in SECTION 9.01 through SECTION 9.11 hereof.

                                   ARTICLE 10
                                    REMEDIES

         Section 10.01 REMEDIES - INSOLVENCY EVENTS. Upon the occurrence of any Event of Default described in SECTION 9.08 or SECTION 9.09, the obligations of the Lenders to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by the Borrowers; however, if the Bankruptcy Party under SECTION 9.08 or SECTION 9.09 is other than any Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at the Administrative Agent's election, in the Administrative Agent's sole discretion.

         Section 10.02 REMEDIES - OTHER EVENTS. Except as set forth in SECTION
10.01 above, while any Event of Default exists, the Administrative Agent may (a) by written notice to the Borrowers, declare the entire amount of the Loans to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by the Borrowers, (b) terminate the obligation, if any, of the Lenders to advance amounts hereunder, and (c) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

         Section 10.03 LENDER'S RIGHT TO PERFORM THE OBLIGATIONS. If the Borrowers shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon the Borrowers and without waiving or releasing any other right, remedy or recourse the Administrative Agent or any Lender may have because of such Event of Default, the Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of the Borrowers, and shall have the right to enter upon the Projects for such purpose and to take all such action thereon and with respect to the Projects as it may deem necessary or appropriate. If the Administrative Agent shall elect to pay any sum due with reference to the Projects, the Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, the Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, if any Hazardous Materials affect or threaten to affect any Project, the Administrative Agent may (but


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


shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. The Borrowers shall indemnify, defend and hold the Administrative Agent and the Lenders harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by the Administrative Agent or any Lender pursuant to the provisions of this SECTION 10.03, including those arising from the joint, concurrent, or comparative negligence of the Administrative Agent and any Lender, except as a result of the Administrative Agent's or any Lender's gross negligence or willful misconduct. All sums paid by the Administrative Agent pursuant to this SECTION 10.03, and all other sums expended by the Administrative Agent or any Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loans, shall be secured by the Loan Documents and shall be paid by Borrower to the Administrative Agent upon demand.

                                   ARTICLE 11
                                  MISCELLANEOUS

         Section 11.01 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this SECTION 11.01) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof. Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgage), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by the Administrative Agent, a Lender or any Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this SECTION 11.01. Any party may designate a change of address by written notice to each other party by giving at least ten
(10) days prior written notice of such change of address.

         Section 11.02 AMENDMENTS, WAIVERS, ETC.

                (a) Subject to any consents required pursuant to this SECTION
11.02 and any other provisions of this Agreement and any other Loan Document which expressly require the consent, approval or authorization of the Majority Lenders, this Agreement and any other Loan Document may be modified or supplemented only by an instrument in writing signed by the


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


Borrowers and the Administrative Agent; PROVIDED that, the Administrative Agent may (without any Lender's consent) give or withhold its agreement to any amendments of the Loan Documents or any waivers or consents in respect thereof or exercise or refrain from exercising any other rights or remedies which the Administrative Agent may have under the Loan Documents or otherwise provided that such actions do not, in the Administrative Agent's judgment reasonably exercised, materially adversely affect the value of any collateral, taken as a whole, or represent a departure from Administrative Agent's standard of care described in SECTION 13.05 (and the assignment or granting of a participation by GECC shall not limit or otherwise affect its discretion in respect of any of the foregoing), except that the Administrative Agent will not, without the consent of each Lender, agree to the following (provided that no Lender's consent shall be required for any of the following which are otherwise required under the Loan Documents): (a) any increase in the amount of the Commitments; (b) reduce the principal amount of the Loans or reduce the interest rate thereon; (c) extend any stated payment date for principal of or interest on the Loans payable to such Lender; (d) release the Borrower, any Guarantor or any other party from liability under the Loan Documents; (e) release or subordinate in whole or in part any material portion of the collateral given as security for the Loans; (f) modify any of the provisions of this Section, the definition of "Majority Lenders" or any other provision in the Loan Documents specifying the number or percentage of the Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (g) modify the terms of any Event of Default; (h) consent to (i) the sale, transfer or encumbrance of any portion of the Project (or any interest therein) or any direct or indirect ownership interest therein and (ii) the incurrence by any Borrower of any additional indebtedness secured by the Project, in each case to the extent (and subject to any standard of reasonability) such consent is required under the Loan Documents; (i) any extension of the Maturity Date; or
(j) any changes in the sharing provisions among the Lenders.

                (b) Notwithstanding anything to contrary contained in this Agreement, any modification or supplement of ARTICLE 13, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

         Section 11.03 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between the Borrowers, the Administrative Agent and the Lenders with respect to the Loans are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to the Administrative Agent or any Lender or charged by any Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loans would be usurious under applicable law (including the laws of the state and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Notes by the holders thereof (or, if the Notes have been paid in full, refunded to the Borrowers); and (b) if maturity is accelerated by reason of an election by the Administrative Agent in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Notes (or, if the Notes have been paid in full, refunded to the Borrowers). The terms and provisions of this
SECTION 11.03 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit the Lenders to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which the Lenders may contract for, take, reserve, charge or receive under the Loan Documents.

         Section 11.04 INVALID PROVISIONS. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

         Section 11.05 REIMBURSEMENT OF EXPENSES. The Borrowers shall pay or reimburse on demand of the applicable party for: (a) all reasonable expenses incurred by the Administrative Agent in connection with the origination and syndication of the Loans, including reasonable fees and expenses of the Administrative Agent's attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Loan Documents, (b) all reasonable expenses of the Administrative Agent in connection with the administration of the Loans, including audit costs, inspection fees, settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto, and (c) for all reasonable amounts expended, advanced or incurred by the Administrative Agent or any Lender to collect the Notes, or to enforce the rights of the Administrative Agent and the Lenders under this Agreement or any other Loan Document, or to defend or assert the rights and claims of the Administrative Agent and the Lenders under the Loan Documents or with respect to any Project (by litigation or other proceedings), which amounts will include all court costs, attorneys' fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by the Administrative Agent and the Lenders in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to the Administrative Agent and the Lenders, all of which shall constitute part of the Loans and shall be secured by the Loan Documents.

         Section 11.06 APPROVALS; THIRD PARTIES; CONDITIONS. All approval rights retained or exercised by the Administrative Agent and the Lenders with respect to leases, contracts, plans, studies and other matters are solely to facilitate the Lenders' credit underwriting, and shall not be deemed or construed as a determination that the Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by the Borrowers or any other Person. This Agreement is for the sole and exclusive use of the Administrative Agent, the Lenders and Borrowers and may not be enforced, nor relied upon, by any Person other than the Administrative Agent, the Lenders and Borrowers. All conditions of the obligations of the Administrative Agent, the Lenders hereunder, including the obligation to make Advances, are imposed solely and exclusively for the benefit of the Administrative Agent, the Lenders, their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that the Lenders will refuse to make Advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Administrative Agent and the Lenders at any time in their sole discretion.

         Section 11.07 LENDERS AND ADMINISTRATIVE AGENT NOT IN CONTROL; NO PARTNERSHIP. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give the Administrative Agent or any Lender the right or power to exercise control over the affairs or management of any Borrower, the power of the Administrative Agent and the Lenders being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between the Borrowers and the Lenders is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between the Administrative Agent, the Lenders and the Borrowers or to create an equity in the Project in the Administrative Agent or any Lender. The Administrative Agent and the Lenders neither undertake nor assume any responsibility or duty to any Borrower or to any other person with respect to the Project or the Loans, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) neither the Administrative Agent nor any Lender is, nor shall be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of any Borrower or its stockholders, members, or partners and neither the Administrative Agent nor any Lender intends to ever assume such status; (2) no Lender or the Administrative Agent shall in any event be liable for any Debts, expenses or losses incurred or sustained by any Borrower; and (3) no Lender or the Administrative Agent shall be deemed responsible for or a participant in any acts, omissions or decisions of any Borrower or its stockholders, members, or partners. The Administrative Agent, the Lenders and each Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between the Administrative Agent, the Lenders and the Borrowers, or to create an equity in the Project in the Administrative Agent or any Lender, or any sharing of liabilities, losses, costs or expenses.

         Section 11.08 TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement.

         Section 11.09 SUCCESSORS AND ASSIGNS; SECONDARY MARKET TRANSACTIONS.

                (1) This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, the Lenders and the Borrowers and the respective successors and permitted assigns, provided that neither the Borrowers nor any other Borrower Party shall, without the prior written consent of the Administrative Agent and all of the Lenders, assign any rights, duties or obligations hereunder.

                (2) Each Borrower acknowledges that the Administrative Agent and each Lender and its respective successors and assigns may without notice to or consent from the Borrowers (a) sell this Agreement, the Mortgage, the Notes, the other Loan Documents, and any and all servicing rights thereto, or any portions thereof, to one or more investors, (b) participate and/or syndicate the Loans to one or more investors, (c) deposit this Agreement, the Notes and the other Loan Documents, or any portions thereof, with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell, transfer or assign the Loans or interests therein in one or more transactions to investors (the transactions referred to in CLAUSES (A) through (D) are hereinafter each referred to as a "SECONDARY MARKET TRANSACTION"). The Borrowers shall reasonably cooperate at its expense with the Administrative Agent and each Lender in effecting any such Secondary Market Transaction and shall reasonably cooperate and use all reasonable efforts to satisfy the market standards to which the Administrative Agent and each Lender customarily adheres or which may be reasonably required by any participant, investor, purchaser or any rating agency involved in any Secondary Market Transaction (including, without limitation, delivery of opinions of counsel in form and substance similar to the opinions of counsel delivered to the Administrative Agent on the date hereof and, delivery of an Appraisal for the Projects). The Borrowers shall provide such information and documents relating to the Borrowers and the Project as the Administrative Agent and each Lender may reasonably request in connection with such Secondary Market Transaction. In addition, the Borrowers shall make available to the Administrative Agent and the Lenders all information concerning the Project, its business and operations that the Administrative Agent and the Lenders may reasonably request. The Administrative Agent and the Lenders shall be permitted to share all information with the participants, investors, purchasers, investment banking firms, rating agencies, accounting firms, law firms and third-party advisory firms involved with the Loans and Loan Documents or the applicable Secondary Market Transaction. The Administrative Agent and the Lenders and all of the aforesaid participants, investors, purchasers, advisors, rating agencies and professional firms shall be entitled to rely on the information supplied by or on behalf of the Borrowers. Each Borrower also agrees to execute any amendment of or supplement to this Agreement and the other Loan Documents as the Administrative Agent and the Lenders may reasonably request in connection with any Secondary Market Transaction, provided that such amendment or supplement does not change the economic terms of the Loan.

                (3) The Notes may hereafter be split, severed and subdivided, by in substitution for promissory notes of lesser denominations or otherwise, and, in such event, the Borrowers shall promptly execute additional or replacement Notes.


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         Section 11.10 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan. For portfolio management purposes, the Lenders may elect to divide the Loans into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of the Borrowers are not effectively increased or otherwise modified. Each Borrower agrees to cooperate with the Administrative Agent and the Lenders and to execute such documents as the Administrative Agent reasonably may request to effect such division of the Loans.

         Section 11.11 WAIVERS. No course of dealing on the part of the Administrative Agent, its officers, employees, consultants or agents, nor any failure or delay by the Administrative Agent or any Lender with respect to exercising any right, power or privilege of the Administrative Agent or any Lender under any of the Loan Documents, shall operate as a waiver thereof.

         Section 11.12 CUMULATIVE RIGHTS. Rights and remedies of the Administrative Agent and the Lenders under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 11.13 SINGULAR AND PLURAL. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

         Section 11.14 PHRASES. When used in this Agreement and the other Loan Documents, the phrase "including" shall mean "including, but not limited to," the phrases "satisfactory to any Lender" or "satisfactory to the Administrative Agent" shall mean in form and substance satisfactory to such Lender or the Administrative Agent, as the case may be, in all respects, the phrases "with Lender's consent", "with Lender's approval", "with the Administrative Agent's consent" or "with the Administrative Agent's approval" shall mean such consent or approval at Lender's or the Administrative Agent's, as the case may be, discretion, and the phrases "acceptable to Lender" or "acceptable to the Administrative Agent" shall mean acceptable to Lender or the Administrative Agent, as the case may be, at such party's sole discretion."

         Section 11.15 EXHIBITS AND SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

         Section 11.16 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.


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         Section 11.17 PROMOTIONAL MATERIAL. Subject to the Borrowers' approval rights set forth in the last sentence of this paragraph, the Borrowers authorize the Administrative Agent and each Lender to issue press releases, advertisements and other promotional materials in connection with the Administrative Agent's or such Lender's own promotional and marketing activities, and describing the Loans in general terms or in detail and the Administrative Agent's or such Lender's participation in the Loans. All references to the Administrative Agent or any Lender contained in any press release, advertisement or promotional material issued by any Borrower shall be approved in writing by the Administrative Agent or such Lender in advance of issuance. All references to the Borrowers contained in any press release, advertisement or promotional material issued by GECC shall be approved in writing by BPPI or BPOP in advance of such issuance, except in connection with a Secondary Market Transaction.

         Section 11.18 SURVIVAL. All of the representations, warranties, covenants, and indemnities of the Borrowers hereunder (including environmental matters under ARTICLE 4 and the obligations under SECTIONS 2.08(1), 2.08(5) and 2.08(6)), and under the indemnification provisions of the other Loan Documents shall survive (a) the repayment in full of the Loans and the release of the Liens evidencing or securing the Loans, (b) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to a Project to any party, whether or not an Affiliate of Borrower and (c) in the case of any Lender that may assign any interest in its Commitment or Loans hereunder in accordance with the terms of this Agreement, the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

         Section 11.19 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOANS OR THE PROJECTS (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER TO ENTER THIS AGREEMENT.

         Section 11.20 WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES. None of the Administrative Agent, the Lenders or Borrowers shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loans or the transaction contemplated hereby, including any breach or other default by any party hereto.

         Section 11.21 GOVERNING LAW. A. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY THE ADMINISTRATIVE AGENT AND


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THE LENDERS AND ACCEPTED BY THE BORROWERS IN THE STATE OF NEW YORK, AND THE
PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROJECT IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  B. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS MAY AT THE ADMINISTRATIVE AGENT'S OPTION (WHICH DECISION SHALL BE MADE BY THE MAJORITY LENDERS) BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT,


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ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT CT
CORPORATION AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (A) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (C) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

         Section 11.22 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Administrative Agent, the Lenders and the Borrowers and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between this Agreement or any of the other Loan Documents, the terms of this Agreement shall control.

         Section 11.23 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

         Section 11.24 ASSIGNMENTS AND PARTICIPATION

                (1) ASSIGNMENTS BY BORROWER. The Borrowers may not assign any of their rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

                (2) ASSIGNMENTS BY THE LENDERS. Each Lender may assign any of its Loans, its Note and its Commitment (but only with the consent of the Administrative Agent); PROVIDED that:

                   (a) no such consent by the Administrative Agent shall be required in the case of any assignment to another Lender or an affiliate of a Lender;

                   (b) except to the extent the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender or an affiliate of a Lender) shall be in an amount at least equal to $10,000,000;

                   (c) each such assignment (including an assignment to another Lender or an affiliate of a Lender) by a Lender of its Loans or Commitment shall be made in such manner so that the same portion of its Loans and Commitment is assigned to the respective assignee;

                   (d) subject to the applicable Lender's compliance with the provisions of CLAUSES (B) and (C) above, the Administrative Agent's consent to an assignment shall not be unreasonably withheld, delayed or conditioned if (i) in the reasonable judgment of


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


         the Administrative Agent, such assignment is made to a reputable institutional investor with substantial experience in real estate lending and originating mortgage loans similar to the Loans, and a financial net worth of at least $100,000,000, (ii) such assignment is first offered to the Administrative Agent in accordance with the terms and conditions a separate agency agreement among the Administrative Agent and the Lenders, and (iii) the provisions of CLAUSE (E) have been satisfied; and

                   (e) upon execution and delivery by the assignee (even if already a Lender) to Borrowers and the Administrative Agent of an Assignment and Acceptance pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment and Loans specified in such instrument, and upon consent thereto by the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent a processing and recording fee of $3,500 and the reasonable fees and disbursements of the Administrative Agent's counsel incurred in connection therewith.

                (3) PARTICIPATION. A Lender may sell or agree to sell to one or more other Persons (each a "PARTICIPANT") a participation in all or any part of any Loans held by it, or in its Commitment, PROVIDED that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrowers to any Lender under SECTION 2.08 in respect of Loans held by it and its Commitment shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Lender were funding each of such Loans and Commitment in the same way that it is funding the portion of such Loans and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under SECTION 11.02, requires the consent of each Lender.

                (4) CERTAIN PLEDGES. In addition to the assignments and participations permitted under the foregoing provisions of this SECTION 11.24 (but without being subject thereto), any Lender may (without notice to the Borrowers, the Administrative Agent or any other


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Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank, and such Loans and Note shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

                (5) PROVISION OF INFORMATION TO ASSIGNEES AND PARTICIPANTS. A Lender may furnish any information concerning any Borrower or any of its Affiliates in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

                (6) NO ASSIGNMENTS TO BORROWERS OR AFFILIATES. Anything in this
SECTION 11.24 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Borrower or any of its Affiliates without the prior consent of each Lender.

                                   ARTICLE 12
                            LIMITATIONS ON LIABILITY

         Section 12.01 PERSONAL LIABILITY. The Borrowers shall be personally liable to the Administrative Agent and the Lenders for repayment of the Loans and any and all amounts due hereunder and under the other Loan Documents. The Administrative Agent (on behalf of the Lenders) may resort for the enforcement thereof to the property and assets of the Borrowers but, notwithstanding anything to the contrary contained in any Loan Document to the contrary, shall not resort to the personal property or assets of the directors, officers, employees, shareholders, or agents of the Borrowers or any of their direct or indirect partners or members (other than any Guarantor pursuant to the applicable Guaranty).

         Section 12.02 LIMITATION ON LIABILITY OF LENDER'S OFFICERS, EMPLOYEES, ETC. Any obligation or liability whatsoever of the Administrative Agent or any Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Administrative Agent or any such Lender's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of the Administrative Agent or any such Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

                                   ARTICLE 13
                            THE ADMINISTRATIVE AGENT

         Section 13.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in SECTION 13.05 and the first sentence of SECTION 13.06 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):


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


                (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

                (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Borrower or any other Person to perform any of its obligations hereunder or thereunder; and

                (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except to the extent any such action taken or omitted violates the Administrative Agent's standard of care set forth in the first sentence of SECTION 13.05.

The Administrative Agent may employ agents and attorneys-in-fact, and may delegate all or any part of its obligations hereunder, to third parties and shall not be responsible for the negligence or misconduct of any such agents, attorneys-in-fact or third parties selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

         Section 13.02 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         Section 13.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Default or Event of Default unless the Administrative Agent has received notice from a Lender or any Borrower specifying such Potential Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Potential Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 13.07) take such action with respect to such Potential Default or Event of Default and other matters relating to the Loans as shall be directed by the Lenders in accordance with a separate agreement entered into by the Administrative Agent and the Lenders.


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


         Section 13.04 RIGHTS AS A LENDER. With respect to GECC's Commitment and the Loans made by it, GECC (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. GECC (and any successor acting as Administrative Agent) and its affiliates (including GECC) may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of lending, trust or other business with the Borrowers (and any of their Affiliates) as if it were not acting as the Administrative Agent, and GECC and its affiliates (including GECC may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         Section 13.05 STANDARD OF CARE; INDEMNIFICATION. In performing its duties under the Loan Documents, the Administrative Agent will exercise the same degree of care as GECC normally exercises in connection with real estate loans in which no syndication or participation are involved, but the Administrative Agent shall have no further responsibility to any Lender except as expressly provided herein and except for its own gross negligence or willful misconduct which resulted in actual loss to such Lender, and, except to such extent, the Administrative Agent shall have no responsibility to any Lender for the failure by the Administrative Agent to comply with any of the Administrative Agent's obligations to the Borrowers under the Loan Documents or otherwise. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under SECTION 11.05, but without limiting the obligations of any Borrower under
SECTION 11.05) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that any Borrower is obligated to pay under SECTION 11.05, but excluding, unless a Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED, THAT, no Lender shall be liable for any of the foregoing to the extent they arise from the Administrative Agent's breach of its standard of care set forth in the first sentence of this Section.

         Section 13.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and its Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this


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


Agreement or under any other Loan Document. Subject to the provisions of the first sentence of SECTION 13.05, the Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrowers of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Project or the books of Borrowers or any of its Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or as otherwise agreed by the Administrative Agent and the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrowers or any of their Affiliates that may come into the possession of the Administrative Agent or any of its affiliates.

         Section 13.07 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder, and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under SECTION 13.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         Section 13.08 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent which shall be a financial institution that has (a) an office in New York, New York with a combined capital and surplus of at least $500,000,000 and (b) knowledge and experience comparable to the resigning Administrative Agent's knowledge and experience in the servicing of loans similar to the Loans hereunder. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation of the retiring Administrative Agent, then the retiring Administrative Agent's resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (ii) the Majority Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Majority Lenders appoint a successor agent as provided for above in this
SECTION 13.08. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this SECTION 13.08). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE 13 and SECTION 11.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.


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


                                   ARTICLE 14
                        BORROWERS' RIGHT OF CONTRIBUTION

         Section 14.01 CONTRIBUTION. To provide for a just and equitable contribution among each Borrower, if any payment is made by a Borrower (a "FUNDING BORROWER") hereunder or under any Note or any other Loan Document in respect of the Loans, such Funding Borrower shall be entitled to a contribution from each other Borrower for all payments, damages and expenses, incurred by such Funding Borrower under or in connection with the Loans, such contributions to be made in the manner and to the extent set forth below. Any amount payable as a contribution under this Agreement shall be determined as of the date on which the related payment is made by a Funding Borrower.

         Section 14.02 CALCULATION OF CONTRIBUTIONS. Each Borrower shall be liable for contribution to each Funding Borrower in respect of all payments, damages and expenses incurred by such Funding Borrower hereunder or under the Notes or any other Loan Document in an aggregate amount, subject to SECTION
14.03 hereof, equal to (i) the ratio of (x) the aggregate Minimum Release Prices for the Project(s) held by such Borrower to (y) the aggregate Minimum Release Prices of all the Projects, multiplied by (ii) the aggregate amount of such payments, damages and expenses incurred by such Funding Borrower under or in connection with the Loan.

         Section 14.03 RIGHTS TO CONTRIBUTION SUBORDINATED. Each Borrower agrees that all of its rights to receive contribution under this ARTICLE 14 (whether for payments, damages, expenses or otherwise) and all of its rights, if any, to be subrogated to any of the rights of the Lenders shall be subordinated in right of payments (in liquidation or otherwise) to the prior payment in full of all of the Loans (whether for principal, interest, premium or otherwise). If any amount shall at any time be paid to a Borrower on account of such rights of contribution or subrogation, or in contravention of the provisions of this
SECTION 14.03 at any time, such amount shall be held in trust, segregated from the other assets of such Borrower, for the benefit of the Lenders and shall promptly be paid to the Lenders. The foregoing shall constitute a continuing offer to, and agreement with, all persons that from time to time may become holders of, or continue to hold, obligations under the Agreement, and the provisions of the foregoing sentence are made for the benefit of such holders and such holders, as third party beneficiaries hereunder, are entitled to enforce such provisions.

         Section 14.04 PRESERVATION OF RIGHTS. In the case of any payments, damages or expenses incurred by a Funding Borrower in respect of the Loan, this Agreement shall not limit any right which any party may have against any other person whether or not a party hereto.

         Section 14.05 ASSET OF PARTY TO WHICH CONTRIBUTION IS OWING. Each Borrower acknowledges that the right of contribution hereunder shall constitute an asset of the party to which such contribution is owing, including, without limitation, for purposes of determining any limitation of liability contained in any guarantee calculated, directly or indirectly, by reference to the assets of such party.

         Section 14.06 JOINT AND SEVERAL/CONTINUING OBLIGATIONS.


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


                (1) Notwithstanding anything to the contrary set forth in this Agreement or any of the other Loan Documents and subject only to the foregoing provisions of this ARTICLE 14 and the provisions of SECTION 12.01 hereof and any similar provisions contained in the other Loan Documents, each Borrower shall be jointly and severally liable for all of the Loans.

                (2) Each Borrower's obligations hereunder shall remain outstanding until the Loans have been paid in full, provided, however that Cameron and Riley shall have no further obligations hereunder (and shall be released from any such obligations, in writing, by Administrative Agent (on behalf of the Lenders)) at such time as the Projects owned by Cameron and Riley are no longer Projects under this Agreement, provided further, however, that Cameron and Riley shall not be so released (a) if and to the extent that a Potential Default or an Event of Default then exists and (b) with respect to any indemnification obligations under the Agreement that expressly survive after the termination of this Agreement (including, without limitation, any obligations under ARTICLE 4 and SECTION 8.14 hereof).

                (3) No payment or payments with respect to the obligations of any Borrower hereunder made by any other Borrower or any other Person or received or collected by the Administrative Agent or any Lender from such other Borrower or such other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Loan or any release of security hereunder shall be deemed to modify, reduce, release or otherwise affect the primary liability of such Borrower in respect thereof.

                     SIGNATURES COMMENCE ON FOLLOWING PAGE.










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


         EXECUTED as of the date and year first written above.


                          LENDER:

                          GENERAL ELECTRIC CAPITAL
                          CORPORATION, a New York corporation


                          By:      /s/ Anthony Julian
                             ----------------------------------
                             Name:  Anthony Juliano
                             Title: Authorized Signatory

                          Address for Notices:


                          125 Park Avenue, 10th Floor
                          New York, NY 10017
                          Attention:
                          Facsimile: (212) 716-8910

                          Lending Office for Eurodollar and
                          Alternate Base Rate Loans:

                          125 Park Ave., 10th Floor
                          -------------------------
                          New York, NY 10017
                          -------------------
                          Attention:
                          Facsimile:

BORROWERS:                BURNHAM PACIFIC OPERATING
                          PARTNERSHIP, L.P.,
                          a Delaware limited partnership

                          By:    BURNHAM PACIFIC PROPERTIES, INC.
                                 a Maryland corporation, its general partner

                                 By:        /s/ Daniel B. Platt
                                    ----------------------------------------
                                    Name:  Daniel B. Platt
                                    Title: CFO

                          Address for Notices:

                          110 West A Street
                          San Diego, California 92101-3711
                          Attention:  Daniel Platt, Chief Financial Officer
                          Facsimile: (619) 652-4711


                          BPP/CAMERON PARK, L.P., a
                          California limited partnership

                          By:    BURNHAM PACIFIC OPERATING
                                 PARTNERSHIP, L.P., a limited partnership,
                                 its general partner

                                 By:   BURNHAM PACIFIC PROPERTIES,
                                       INC., a Maryland corporation, its general
                                       partner

                                       By:        /s/ Daniel B. Platt
                                          -------------------------------------
                                          Name:  Daniel B. Platt
                                          Title: CFO

                          Address for Notices:

                          110 West A Street
                          San Diego, California 92101-3711
                          Attention:  Daniel Platt, Chief Financial Officer
                          Facsimile: (619) 652-4711

                          BPP/RILEY, L.P., a California limited partnership

                          By:    BURNHAM PACIFIC OPERATING
                                 PARTNERSHIP, L.P., a Delaware limited
                                 partnership, its general partner

                                 By:   BURNHAM PACIFIC PROPERTIES,
                                       INC., a Maryland corporation, its general
                                       partner

                                       By:         /s/ Daniel B. Platt
                                          -------------------------------------
                                          Name:  Daniel B. Platt
                                          Title: CFO

                          Address for Notices:

                          110 West A Street
                          San Diego, California 92101-3711
                          Attention:  Daniel Platt, Chief Financial Officer
                          Facsimile: (619) 652-4711

ADMINISTRATIVE AGENT:     GENERAL ELECTRIC CAPITAL CORPORATION,
                          a New York corporation


                          By:      /s/ Anthony Juliano
                             ---------------------------------
                             Name:  Anthony Juliano
                             Title: Authorized Signatory

                          Address for Notices to the
                          Administrative Agent:

                          125 Park Avenue, 10th Floor
                          New York, NY 10017





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